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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Dade Behring Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                      April 9, 2004

Dear Fellow Shareholder:

        It is my pleasure to invite you to the Annual Meeting of Shareholders of Dade Behring Holdings, Inc. to be held at 3:00 p.m. Central Daylight Time on Wednesday, May 26, 2004, at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois.

        A Notice of the Annual Meeting and a Proxy Statement covering the business of the meeting are enclosed, along with Dade Behring's Annual Report to Shareholders for the year ended December 31, 2003.

        If you plan to attend, please check the box provided on the proxy card. Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card in the accompanying postage-paid envelope or to vote by telephone, so that your shares will be represented and voted at the Annual Meeting.

Sincerely,
/s/ JIM REID-ANDERSON Jim Reid-Anderson Chairman of the Board, President and Chief Executive Officer

1717 Deerfield Road, Deerfield, IL 60015
NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS

April 9, 2004

To our Shareholders

        THE ANNUAL MEETING OF SHAREHOLDERS OF DADE BEHRING HOLDINGS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, May 26, 2004, at 3:00 p.m. Central Daylight Time in the Education Center Auditorium at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois, for the following purposes:

  1.
  To elect two directors to hold office for three years;

  2.
  To approve the Dade Behring 2004 Incentive Compensation Plan; and

  3.
  To transact such other business as may properly come before the Annual Meeting.

        Only shareholders of record at the close of business on March 30, 2004 will be entitled to vote at the Annual Meeting.

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2003, is being mailed to you with this Notice and the Proxy Statement.

By order of the Board of Directors,
/s/ LOUISE S. PEARSON Louise S. Pearson Vice President, General Counsel and Corporate Secretary

        All shareholders are cordially invited to attend the Annual Meeting, but whether or not you expect to attend the Annual Meeting in person, please vote your shares by proxy, either by completing, signing, and returning the enclosed proxy card in the postage-paid envelope provided, or by calling the telephone number and following the instructions provided on your proxy card.

TABLE OF CONTENTS

ABOUT OUR ANNUAL MEETING	1
Why have I received these materials?	1
Who is entitled to vote at the Annual Meeting?	1
How do I vote my shares at the Annual Meeting?	1
Can I change my vote after I return my proxy card or after I vote by telephone?	1
What constitutes a quorum for purposes of the Annual Meeting?	1
What vote is required to approve each item?	2
What effect does an abstention have?	2
What are "broker non-votes"?	2
How does the Board recommend that I vote my shares?	2
Who will bear the expense of soliciting proxies?	2
How may a shareholder make a proposal or nominate a candidate for election as a director?	3
How may I obtain electronic access to proxy materials and annual reports to shareholders?	3
PROPOSALS
Proposal 1—Election of Directors	3
Proposal 2—Approval of the Dade Behring 2004 Incentive Compensation Plan	6
CORPORATE GOVERNANCE AND RELATED MATTERS	12
Board Structure and Committees	12
Audit Committee	12
Compensation Committee	12
Governance Committee	13
Director Independence	13
Consideration of Director Nominees	14
Shareholder Nominees	14
Director Qualifications	14
Identifying and Evaluating Nominees for Directors	14
Communications with Directors	14
DIRECTOR COMPENSATION	15
AUDIT COMMITTEE INFORMATION	15
Report of Audit Committee	15
Principal Auditor Fees and Services	16
Fees Incurred for PricewaterhouseCoopers	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
EXECUTIVE COMPENSATION AND OTHER INFORMATION	19
REPORT ON EXECUTIVE COMPENSATION	19
PERFORMANCE GRAPH	22
EQUITY COMPENSATION PLANS	23
PENSION PLANS	24
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	25

i

SUMMARY COMPENSATION TABLE	27
OPTION GRANTS IN 2003	28
AGGREGATED OPTION EXERCISES IN 2003 AND OPTION VALUES AS OF DECEMBER 31, 2003	28
APPENDIXES

ii

DADE BEHRING HOLDINGS, INC.

1717 Deerfield Road, Deerfield, IL 60015

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

ABOUT OUR ANNUAL MEETING

Why have I received these materials?

        The accompanying proxy, which is being mailed and made available electronically to shareholders on or about April 9, 2004, is solicited by the Board of Directors of Dade Behring Holdings, Inc. (referred to throughout this proxy statement as "Dade Behring," "the Company," "we" and "us") in connection with our Annual Meeting of Shareholders that will take place on Wednesday, May 26, 2004 at 3:00 p.m. Central Daylight Time in the Education Center Auditorium at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Who is entitled to vote at the Annual Meeting?

        Holders of common stock of Dade Behring as of the close of business on March 30, 2004 will be entitled to notice of and to vote at the Annual Meeting. On March 30, 2004 there were outstanding and entitled to vote 42,309,664 shares of common stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

        If you are a "record" shareholder of common stock (that is, if you hold common stock in your own name in Dade Behring's stock records maintained by our transfer agent, Mellon Shareholder Services), you may complete and sign the accompanying proxy card and return it to Dade Behring or deliver it in person. In addition, you may vote by using a toll-free telephone number by following the instructions included with your proxy card. The telephone voting facilities for shareholders of record will close at 11:59 P.M. Eastern Standard Time on May 25, 2004.

        "Street name" shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a voting instruction form from the institution that holds their shares and to follow the voting instructions on that form.

Can I change my vote after I return my proxy card or after I vote by telephone?

        Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card, or by telephone, you may use either method to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. In addition, you may change your vote by casting a ballot in person at the Annual Meeting.

What constitutes a quorum for purposes of the Annual Meeting?

        The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

        The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of directors. This means that the two nominees for director who receive the most affirmative votes will be elected.

        Each other item to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter for approval.

What effect does an abstention have?

        A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. An abstention will have no effect on the outcome of the election of directors, but an abstention on any other matter will have the effect of a negative vote on that matter. If you hold your shares in "street name" through a broker or other nominee, shares represented by "broker non-votes" will be counted in determining whether there is a quorum, but will not be counted as votes cast on any matter.

What are "broker non-votes"?

        If you hold shares through a broker, bank or other nominee, generally the nominee may vote the shares for you in accordance with your instructions. Stock exchange and NASD rules prohibit a broker from voting shares held in a brokerage account on some proposals (a "broker non-vote") if the broker does not receive voting instructions from you. For example, if you hold shares through a broker, that broker is prohibited from voting on our proposal to approve the Dade Behring 2004 Incentive Compensation Plan if the broker does not receive voting instructions from you with respect to that proposal. Shares that are subject to a broker non-vote and in respect of which voting instructions are not received by the broker are counted for determining the quorum but are not voted on the particular matter.

How does the Board recommend that I vote my shares?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board unanimously recommends a vote FOR the election of the nominated directors; and FOR the proposal to approve the Dade Behring 2004 Incentive Compensation Plan.

        With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in the proxy holders' own discretion in the best interests of Dade Behring. At the date this proxy statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that will be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

        Dade Behring will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of our common stock.

How may a shareholder make a proposal or nominate a candidate for election as a director?

        Any shareholder who intends to present a proposal at Dade Behring's annual meeting of shareholders to be held in 2005 and who wishes to have the proposal included in Dade Behring's proxy statement for that meeting must deliver the proposal to Louise S. Pearson, the Corporate Secretary, by no later than December 10, 2004. All proposals must satisfy the rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement.

        Shareholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in Dade Behring's bylaws. The bylaws require all shareholders who intend to make proposals at an annual meeting to submit their proposals to the Corporate Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year's annual meeting.

        The bylaws also provide that nominations for director may only be made by the Board of Directors (or an authorized board committee) or by a shareholder entitled to vote who sends notice to Dade Behring not fewer than 90 nor more than 120 days before the anniversary date of the previous year's annual meeting and complies with the procedures and requirements specified in Dade Behring's bylaws.

        To be eligible for consideration at the 2005 Annual Meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and nominations for director must be received by the Corporate Secretary between January 26, 2005 and February 25, 2005. This advance notice period is intended to allow all shareholders to have an opportunity to consider all business and nominees expected to be considered at the meeting.

        All submissions to, or requests from, the Corporate Secretary should be made to Dade Behring's principal executive offices at 1717 Deerfield Road, Deerfield, Illinois 60015-0778. A copy of Dade Behring's bylaws is available, without charge, upon written request to the Corporate Secretary.

How may I obtain electronic access to proxy materials and annual reports to shareholders?

        This proxy statement and Dade Behring's 2003 Annual Report to Shareholders are available on Dade Behring's Internet site at http://www.dadebehring.com. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a record shareholder, you can choose this option and save Dade Behring the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by following the instructions provided if you vote by telephone. If you are a street name shareholder, please refer to the information provided by the institution that holds your shares and follow that institution's instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSALS

Proposal 1—Election of Directors

        Our Board of Directors currently consists of eight members and is divided into three classes, Class 1, Class 2 and Class 3. Each year, the directors in one of the three classes are elected to serve a three-year term. Messrs. N. Leigh Anderson, Ph.D. and James G. Andress are Class 2 directors and have been nominated and unanimously recommended by the Board of Directors for election at the Annual Meeting. If elected, they will serve until our 2007 annual meeting and until their successors have been duly elected and qualified or until their earlier resignation or removal. The Class 3 directors will be considered for election at our 2005 annual meeting. The Class 1 directors will be considered for election at our 2006 annual meeting.

        Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

Information with respect to Nominees and Continuing Directors

        The following table sets forth information as to persons who serve as our directors.

Name	Age	Position	Term Expires	Audit Committee Member	Compensation Committee Member	Governance Committee Member
James W. P. Reid-Anderson	45	Chairman, President and CEO	2006
N. Leigh Anderson, Ph.D.	54	Director	2004	X
James G. Andress	65	Director	2004		X	X
Jeffrey D. Benjamin	42	Director	2006		X	X
Alan S. Cooper	45	Director	2006		X	X
Bradley G. Pattelli	37	Director	2005	X
Richard W. Roedel	54	Director	2005	X
Samuel K. Skinner	65	Director	2005	X

Nominees for Reelection at this Annual Meeting (Class 2)

        N. Leigh Anderson, Ph.D. was appointed as a director on October 3, 2002 and is a member of the Audit Committee. Dr. Anderson is Founder and Chief Executive Officer of the Plasma Proteome Institute, or PPI, in Washington, D.C. Dr. Anderson also consults through Anderson Forschung Group, where he is a Principal. Prior to founding PPI, he was Chief Scientific Officer at Large Scale Biology Corporation, or LSBC, whose proteomics division he founded in 1985 and led as Chief Executive Officer prior to its merger in 1999 with Biosource Technologies which created the current LSBC. He founded, along with Dr. Norman Anderson, the Molecular Anatomy Program at the Argonne National Laboratory in Chicago where his work in the development of 2-D electrophoresis and molecular database technology earned him, among other distinctions, the American Association for Clinical Chemistry's Young Investigator Award for 1982 and the 1983 Pittsburgh Analytical Chemistry Award.

        James G. Andress was appointed as a director on October 3, 2002 and is Chairperson of the Compensation Committee and a member of the Governance Committee. From 1996 through 2000, Mr. Andress served as President and Chief Executive Officer of Warner Chilcott, PLC. Warner Chilcott is a pharmaceutical company that develops prescription drugs in the areas of women's health care, urology, dermatology and cardiology. He was appointed Chairman of Warner Chilcott, PLC in 1998. Mr. Andress also currently serves as a director of the Allstate Corporation, Sepracor, Inc. and Xoma Corporation.

Directors with Terms Expiring in 2005 (Class 3)

        Bradley G. Pattelli was appointed as a director on October 3, 2002 and is a member of the Audit Committee. Mr. Pattelli is a Director at Angelo, Gordon & Co., L.P. in New York, New York, an investment firm specializing in non-traditional asset management. Mr. Pattelli has been employed at Angelo, Gordon & Co., L.P. from 1998 to the present where he is a Director specializing in Distressed Debt, Leveraged Loan and Special Situations. From 1997 through 1998, he was employed at DiSilvestri Asset Management as a Portfolio Manager. Mr. Pattelli serves as a director of Thermadyne Holdings Corp.

        Richard W. Roedel was appointed as a director on October 3, 2002 and is Chairperson of the Audit Committee. On March 16, 2004, Mr. Roedel was appointed as non-executive Chairman of Take-Two Interactive Software, Inc. Mr. Roedel has been a director and Chairman of the Audit Committee of Take-Two Interactive Software, Inc. since November of 2002. From 1985 through 2000, he was employed by BDO Seidman, LLC as an Audit Partner, later being promoted in 1990 to Managing Partner in Chicago and then Managing Partner in New York in 1994 and finally in 1999 to Chairman and Chief Executive Officer. Mr. Roedel currently serves as a director of Brightpoint, Inc.

        Samuel K. Skinner was appointed as a director on February 18, 2004. Mr. Skinner was President and Chief Executive Officer of US Freightways from July 2000 to May 2003 and in addition was Chairman of the Board of US Freightways from January 1, 2003 through May, 2003. From October 1998 to July 2000, Mr. Skinner was a partner and Co-Chairman of the law firm of Hopkins & Sutter. From February 1993 to April 1998, he was President and a director of Commonwealth Edison Company and its parent company, Unicom Corporation. Prior to that time he served as Chief of Staff to the President of the United States. Prior to his White House service, Mr. Skinner served as U.S. Secretary of Transportation for nearly three years.

Directors with Terms Expiring in 2006 (Class 1)

        James W. P. Reid-Anderson was elected to the Board of Directors in 2000 and was named Chairman of the Board of Directors in October 2002. Mr. Reid-Anderson has served as President and Chief Executive Officer since September 2000. Mr. Reid-Anderson joined us in 1996 as Executive Vice President and Chief Financial Officer for Dade Behring Inc. and became Chief Administrative Officer and Chief Financial Officer in September 1997, responsible for all headquarters functions on the merger of Dade and Behring. In April 1999, Mr. Reid-Anderson was promoted to President and Chief Operating Officer. From 1994 to 1996, Mr. Reid-Anderson worked for Wilson Sporting Goods where he served as Chief Operating Officer and Chief Administrative Officer. In addition, Mr. Reid-Anderson had responsibility for the company's international unit. He also held financial positions of increasing responsibility at PepsiCo, Inc., Grand Metropolitan PLC and Mobil Oil Corporation, with roles based in Europe, Asia and North America. Mr. Reid-Anderson is a fellow of the Association of Chartered Certified Accountants and holds a degree with honors from the University of Birmingham in England.

        Jeffrey D. Benjamin was appointed as a director on October 3, 2002 and is a member of the Compensation and Governance Committees. Mr. Benjamin has been Senior Adviser to Apollo Management, L.P., a private investment firm, since September 2002. From January 2002 until September 2002, he was Managing Director of Libra Securities LLC, an investment banking firm. Previously, he served as Co-Chief Executive Officer of U.S. Bancorp Libra, an investment banking firm, from January 1999 until December 2001. Mr. Benjamin currently serves as a director of Chiquita Brands International, Inc., Mandalay Resort Group, McLeod USA Incorporated and NTL Incorporated.

        Alan S. Cooper was appointed as a director on October 3, 2002 and is Chairperson of the Governance Committee and a member of the Compensation Committee. On April 1, 2003, Mr. Cooper became a Managing Partner in Jet Capital Management, a New York based private investment firm specializing in risk arbitrage, capital structure arbitrage and other event-driven investing. Prior to such time, Mr. Cooper had been a Principal of Redwood Capital Management hedge fund located in Englewood Cliffs, New Jersey from 2000 to March 2003. Prior to joining Redwood Capital, he served as General Counsel to Dickstein Partners, Inc. from 1992 to 2000 and also as Vice President beginning in 1994.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF MESSRS. N. LEIGH ANDERSON, Ph.D. AND
JAMES G. ANDRESS AS CLASS 2 DIRECTORS

Proposal 2—Approval of Dade Behring 2004 Incentive Compensation Plan

        We are asking shareholders to approve the Dade Behring 2004 Incentive Compensation Plan (the "Plan"). The purpose of the Plan is to attract, retain and motivate employees, officers and directors by providing them the opportunity to acquire a proprietary interest in the Company or other incentives and to align their interests and efforts to the interests of the Company's stockholders.

        The Compensation Committee of the Board of Directors adopted the Plan on February 11, 2004. A copy of the Plan is attached to this proxy statement as Appendix B and incorporated herein by reference. The description herein is a summary and not intended to be a complete description of the Plan. Please read the Plan for more detailed information.

Administration

        The Committee under the Plan administers the Plan. With respect to executive officers, the Compensation Committee of the Board of Directors is the Committee under the Plan. With respect to directors, the Governance Committee of the Board of Directors is the Committee under the Plan. With respect to all employees other than executive officers, the Chief Executive Officer of the Company is the Committee under the Plan. The Committee has the authority to administer and interpret the plan, including, among other things, the power to select individuals to whom awards are granted, to determine the types of awards and the number of shares subject to each award, to set the terms and conditions of such awards, to cancel or suspend awards and to establish procedures pursuant to which the payment of any such awards may be deferred. The Committee also has the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of any countries in which the Company and its subsidiaries may operate to ensure the viability of the benefits from awards granted to participants employed in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws and to meet the objectives of the Plan.

Eligibility

        Awards may be granted under the Plan to employees, officers and directors, including non-employee directors, of the Company and its subsidiaries. Although all employees, officers and directors are eligible to participate under the Plan, the Committee currently intends to grant awards only to officers, directors and key employees, of which there are approximately 300.

Types of Awards

        The Plan permits the granting of any or all of the following types of awards: (1) stock options, (2) restricted stock and stock units, (3) performance stock and performance units, (4) cash-based awards and (5) stock appreciation rights. In connection with any award or any deferred award, payments may also be made representing dividends or their equivalent.

        Stock Options.    Stock options entitle the holder to purchase a specified number of shares of the Company's common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of stock options under the Plan will be at least 100% of the fair market value of the stock for the date of grant, except for certain grants made to assume or convert awards in connection with acquisition transactions. The Committee will fix the term of each option, but no option under the Plan will be exercisable more than ten years after the option is granted. Each option will be exercisable at such time or times as determined by the Committee. Options may be exercised, in whole or in part, by payment in full of the purchase price in a form acceptable to the Committee such as in cash or its equivalent, delivery of shares of the Company's common stock or by means of a broker-assisted cashless exercise.

        After termination of service with the Company or its subsidiaries, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant's option agreement, a participant will generally be able to exercise his or her option for (i) ninety days following his or her termination for reasons other than cause, death or disability and (ii) six months following his or her termination due to death or disability. If a participant is terminated for cause, all options generally will automatically expire. If a participant dies after termination of service but while an option is still exercisable, the portion of the option that was vested and exercisable as of the date of termination will generally expire on the six-month anniversary of the participant's death. In no event will an option be able to be exercised later than the expiration of its term.

        Restricted Stock and Stock Units.    Awards of shares of common stock, or awards designated in units of common stock, may be granted on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or its subsidiaries or the achievement of performance criteria, as determined by the Committee. Until the lapse of the restrictions, participants may not dispose of their restricted stock. The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on restricted stock and stock units under such circumstances and subject to such terms and conditions as the Committee deems appropriate.

        Performance Stock and Performance Units.    The Committee may grant awards of shares of common stock or awards designated in units of common stock and determine the length of the performance period and the other terms and conditions of such award. An award of performance stock or performance units will entitle the participant to a payment in shares of common stock, cash or a combination thereof, as the Committee may determine, upon the attainment of performance criteria and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance criteria, the number of shares to be issued or the amount of cash to be paid under an award may be adjusted on the basis of such further consideration as the Committee determines.

        Cash-Based Awards.    The Committee is also authorized to grant to participants incentives payable in cash subject to terms and conditions determined by the Committee. No more than five million dollars may be granted as a cash-basis award to any one participant in any calendar year. It is intended that cash-based awards under the Plan will normally depend on meeting Performance Goals, as described below.

        Stock Appreciation Rights ("SARs").    SARs may be granted alone ("freestanding") or in addition to other awards and may, but need not, relate to a specific option granted under the Plan. Upon exercise of an SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The Committee may impose any conditions or restrictions on the exercise of an SAR as it deems appropriate; however, under the Plan the grant price of a freestanding SAR will not be less than the fair market value of the Company's common stock for the date of grant and the term will not be more than ten years. Payment upon such exercise will be in cash, stock or any combination of cash or stock as determined by the Committee. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the option has been exercised.

Shares Subject to the Plan

        Number of Shares Reserved for Issuance.    The Plan authorizes the issuance of up to 3,400,000 shares of Common Stock. Shares of Common Stock covered by an award granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the Plan that lapse, are canceled or forfeited, settled for cash, or otherwise terminated and shares withheld by or tendered to the Company in connection with the exercise of an option or other award granted under the Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards are available for grant under the Plan. Awards made to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the Plan. The shares of stock deliverable under the Plan may consist in whole or in part of authorized and unissued shares, treasury shares or a combination thereof. The Committee shall adjust the aggregate number of shares or the awards under the plan in the event of a reorganization, recapitalization, stock split, stock dividend, spin-off, combination, corporate exchange, merger, consolidation or other change in the shares of common stock or any distribution to shareholders other than regular cash dividends or any transaction determined in good faith by the Committee to be similar to the listed transactions. The closing price of a share of the Company's Common Stock, as reported on the Nasdaq National Market on March 25, 2004, was $42.49 per share.

        Limitations on Use of Shares Subject to the Plan.    The Committee may not make awards under the Plan to any one participant in any calendar year that relate to more than 500,000 shares of Common Stock. The maximum number of shares that may be issued under the Plan pursuant to awards, other than options and cash-based awards, is 1,000,000.

Performance-Based Compensation under Section 162(m)

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), the Company is generally prohibited from deducting compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, the Committee determines the terms and conditions of awards. If the Committee intends to qualify an award as "qualified performance-based compensation" under Section 162(m) of the Code, the performance goals it may choose include any or all of the following or any combination thereof: net income (earnings less interest and taxes); EBITDA (earnings before interest, taxes, depreciation, amortization and non-recurring and non-cash charges or any combination thereof); gross margin; operating margin; revenue growth; net cash flow (EBITDA less capital spending, taxes paid, interest paid, payments for one-time nonrecurring items such as restructuring cost and adjusted for the change in the managed capital base which includes trade accounts receivable, net inventory, pre-paids, accounts payable and accrued liabilities and other operating related cash inflows and outflows) or other cash flow(s) including operating cash flow, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital (or any combination thereof); earnings or operating earnings per share (primary or fully diluted); economic value added; cash-flow return on investment; income (pre-tax or net); total shareholder return; return on investment; return on equity; return on assets; return on sales; the attainment by a share of common stock of a specified fair market value for a specified period of time; an increase in the fair market value of a share of common stock; customer satisfaction metrics; regulatory compliance metrics; revenue; net operating profits after taxes; debt to equity ratio; price/

earnings ratio; market share; expense ratios; expense reduction; completion of key projects; any individual performance objective measured solely in terms of quantitative targets related to the Company, or its business; or any increase or decrease of one or more of the forgoing over a specified period (the "Performance Goals"). Performance Goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Performance Goals may relate to the performance of the Company, any subsidiary, any portion of the business, product line or any combination thereof, relative to a market index, a group of companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the Committee. The Committee shall have absolute discretion to reduce the amount of the award payable to any Participant for any period below the maximum award determined based on the attainment of Performance Goals, and the Committee may decide not to pay any such award to a Participant for a period, based on such criteria, factors and measures as the Committee in its sole discretion may determine, including but not limited to individual performance or impact and financial and other performance or financial criteria of the Company, a subsidiary or other business unit in addition to Performance Goals.

Change in Control

        Under the Plan, to maintain all of the participants' rights in the event of a Change in Control of the Company (as described below), unless the Committee determines otherwise at the time of grant with respect to a particular award: (1) all options and stock appreciation rights shall become fully exercisable and vested to the full extent of the original grant; (2) all restrictions and deferral limitations applicable to any restricted stock or stock units shall lapse; (3) all performance stock and performance units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such performance stock and performance units shall be immediately settled or distributed; and (4) any restrictions and deferral limitations and other conditions applicable to any other awards shall lapse, and such other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

        In connection with a Change in Control, the Company may cancel awards under certain circumstances if the participant is given a reasonable opportunity to exercise rights prior to the consummation of the Change in Control and to the extent applicable, participate in such sale as a shareholder. Without limitation on the preceding sentence, the Committee may, but is not be obligated to, provide in connection with a Change in Control a cash payment to participants in consideration for the cancellation of awards.

        Change in Control is defined under the Plan generally to include: (1) acquisition of 30% of the voting shares of the Company; (2) change in more than 50% of the Board in any two year period unless the new directors are approved by more than 50% of the old directors; (3) a merger, consolidation, reorganization or similar event unless: (i) persons before such event who own more than 50% of the voting shares own more than 50% of the voting shares after the event in substantially the same proportions as before the event; (ii) Board members before the event constitute more than 50% of the Board members after the event; and (iii) no person who did not own 30% before the event owns 30% of the voting shares after the event; (4) a sale, transfer, lease or other disposition of all or substantially all the assets unless the exception set forth immediately above regarding mergers applies; or (5) a liquidation or dissolution.

Nonassignability of Awards

        Unless the Committee determines otherwise, no award granted under the Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, by designation of a beneficiary in a manner established by the Committee or by the laws of descent and distribution.

Term, Termination and Amendment

        Unless earlier terminated by the Company's Board of Directors, the Plan will terminate on May 26, 2014. The Company's Board of Directors or the Committee may generally amend, suspend, or terminate all or a portion of the Plan at any time, as long as any rights of a participant are not materially adversely affected without the participant's consent, subject to shareholder approval to the extent necessary to comply with stock exchange rule or regulatory requirements. The Committee may amend the terms of any award granted, prospectively or retroactively, but cannot materially adversely affect the rights of any participant without the participant's consent. The Committee may not reprice options or SARs without shareholder approval.

U.S. Federal Income Tax Consequences

        The following briefly describes the U.S. federal income tax consequences of the Plan generally applicable to the Company and to participants who are U.S. citizens.

        Stock Options.    A participant will not recognize taxable income upon the grant of an option under the Plan. Upon the exercise of an option, a participant will recognize taxable ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. Upon subsequent disposition of such shares, the participant will realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the option exercise price plus the amount of ordinary income realized upon option exercise.

        Restricted Stock Awards.    Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to the Company by the participant for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to the Company by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to the Company (e.g., upon the participant's termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election.

        Any dividends or dividend equivalents arising with respect to shares of restricted stock for which the restrictions have not lapsed generally will be taxable as ordinary income to the participant at the time the dividends or dividend equivalents are received by the participant. Dividends arising with respect to restricted stock after the restrictions have lapsed, or with respect to which the election described in the preceding paragraph was timely made, generally would be subject to a reduced rate of tax under current law.

        Stock Unit Awards, Performance Awards and Cash-Based Awards.    A participant will not recognize taxable income upon the grant of a stock unit award or a performance award. Generally, upon the distribution of cash or shares to a participant pursuant to the terms of a stock unit award, performance award or cash-based award, the participant will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of shares transferred to the participant over any amount paid to the Company by the participant with respect to the award.

        Stock Appreciation Rights.    A participant will not recognize taxable income upon the grant of an SAR. Upon the exercise of an SAR, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

        Tax Consequences to the Company.    In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) described above.

        Tax Withholding.    The Company is authorized to withhold from any award granted or payment due under the Plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Committee is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of the Company's stock or by directing the Company to retain stock otherwise deliverable in connection with the award.

New Plan Benefits

        The only stock-related award made under the Plan has been the grant of options to purchase 25,000 shares of common stock to Mr. Skinner, upon his appointment as a new director, which grant is contingent on shareholder approval of the Plan. In addition, performance goals for cash-based annual incentive awards for 2004 have been set for each of the executive officers but the amount that actually will be paid based on the attainment of performance goals is not yet determinable. Therefore, because such 2004 amounts are not yet determinable, the New Plan Benefits Table sets forth the annual bonus amounts for 2003 for each of the executive officers. The following table sets forth the options to Mr. Skinner which are contingent on shareholder approval of the Plan and the annual incentives paid to the executive officers in 2003 since 2004 annual incentive payments are not yet determinable. Because awards under the Plan are discretionary, other awards to be made under the Plan are not yet determinable.

Name and Position	Dollar Value ($)(1)	Number of Options
James W. P. Reid-Anderson, President and Chief Executive Officer	$1,629,342	N/A
Dominick M. Quinn, Executive Vice President	$690,249	N/A
Hiroshi Uchida, Executive Vice President	$660,050	N/A
John M. Duffey, Senior Vice President and Chief Financial Officer	$568,307	N/A
Mark Wolsey-Paige, Executive Vice President	$476,542	N/A
Executive Group	$4,024,490	N/A
Non-Executive Director Group	N/A	25,000
Non-Executive Officer Employee Group	N/A	N/A

(1)
Because the cash-based incentive awards are based on performance criteria, the amount payable for 2004 is not determinable. The amounts set forth are the bonus amounts paid to executive officers for 2003.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the resolution is required for approval of the Plan. The Compensation Committee of the Board of Directors has unanimously approved the Plan and the Board of Directors believes it to be in the best interests of the Company and the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
DADE BEHRING 2004 INCENTIVE COMPENSATION PLAN

CORPORATE GOVERNANCE AND RELATED MATTERS

Board Structure and Committees

        As of the date of this proxy statement, our Board has eight directors and the following three committees: Audit Committee, Compensation Committee and Governance Committee, which also serves as the nominating committee. Each of the committees operates under a written charter adopted by the Board. The membership during the last fiscal year and the function of each of the committees are described below. During fiscal 2003, the Board held five meetings, and each director attended 100% of all Board and applicable Committee meetings. Directors are encouraged to attend annual meetings of Dade Behring shareholders. All directors in 2003 attended the last annual meeting of shareholders.

        Executive sessions of non-management directors are generally held incident to regular Board meetings. The non-management directors have not designated a lead director; instead, executive sessions are led by the committee chairs or other director proposing the agenda item. Any non-management director can propose agenda items or request that an additional executive session be scheduled.

Audit Committee

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of our internal audit function and independent auditors, and risk assessment and risk management. Among other things, the Audit Committee: prepares the Audit Committee report for inclusion in this proxy statement; annually reviews the Audit Committee charter and the committee's performance; appoints, evaluates and determines the compensation of the independent auditors; reviews the scope of the annual audit, the audit fee and the financial statements; pre-approves all audit and permissible non-audit services to be provided by our independent auditors; reviews Dade Behring's disclosure controls and procedures, including internal control over financial reporting, information security policies, the internal audit function, and corporate policies with respect to financial information; establishes procedures for the receipt, retention and treatment of complaints to Dade Behring regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of accounting or auditing concerns; oversees investigations into complaints concerning financial matters; approves any related party transactions; and reviews other risks that may have a significant impact on the Company's financial statements. The Audit Committee works closely with management as well as the independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receives appropriate funding from Dade Behring for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

        The members of the Audit Committee are Richard W. Roedel (Chairperson), N. Leigh Anderson, Ph.D., Bradley G. Pattelli and Samuel K. Skinner. The report of the Audit Committee begins on page 15. The Audit Committee held seven meetings during 2003. The charter of the Audit Committee is available under the Governance heading on the Investors Relations Section of our website at http://www.dadebehring.com and is also included herein as Appendix A.

Compensation Committee

        Principal responsibilities of the Compensation Committee, as outlined in its charter, are to review and approve overall compensation programs including base salary, short-term and long-term incentive awards for the company's senior management and Chief Executive Officer, to approve all senior management and the Chief Executive Officer employment contracts, to review and evaluate the performance of the Chief Executive Officer, and to review management's succession planning and management development recommendations.

        The Compensation Committee consists exclusively of non-employee members of the Board of Directors. The members of the Compensation Committee are James G. Andress (Chairperson), Jeffrey D. Benjamin and Alan S. Cooper. Each member of the Compensation Committee is independent as defined by the National Association of Securities Dealers listing standards. The Compensation Committee held five meetings during 2003. The Report on Executive Compensation by the Compensation Committee begins on page 19.

Governance Committee

        The Governance Committee: identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareholder concerns regarding corporate governance. Other specific duties and responsibilities of the Governance Committee include: annually assessing the size, composition and compensation of the Board; developing Board membership qualifications; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairman of the Compensation Committee, evaluating the performance of the Chairman of the Board and CEO and presenting the results of the review to the Board and to the Chairman and CEO; reviewing and recommending proposed changes to Dade Behring's charter and bylaws and Board committee charters; assessing periodically and recommending action with respect to shareholder rights plans or other shareholder protections; recommending Board committee assignments; reviewing and approving any employee director standing for election for outside for-profit boards of directors; reviewing governance-related shareholder proposals and recommending Board responses; overseeing the evaluation of the Board and management; conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members.

        The members of the Governance Committee are Alan S. Cooper (Chairperson), James G. Andress and Jeffrey D. Benjamin. The Governance Committee held five meetings during 2003. The Corporate Governance Manual is available under the Governance heading on the Investors Relations Section of our website at http://www.dadebehring.com.

Director Independence

        The Board has determined that none of the current directors standing for re-election has a relationship with Dade Behring (either directly or as a partner, shareholder or officer of an organization that has a relationship with Dade Behring) that in the Board's opinion would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each director is independent within the meaning of our director independence standards, which reflect exactly Nasdaq Stock Market, Inc. ("Nasdaq") director independence standards, as currently in effect. Further, the Board has determined that none of the members of the Audit Committee, Compensation Committee or Governance Committee has a relationship with Dade Behring (either directly or as a partner, shareholder or officer of an organization that has a relationship with Dade Behring) that in the Board's opinion would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each director is "independent" within the meaning of our director independence standards. Based on these determinations, the Board has determined that a majority of its members are independent within the meaning of our director independence standards. The Board has also determined that each member of the Audit Committee is independent for purposes of serving on the Audit Committee as determined under applicable NASD rules and federal securities laws and regulations. In making its determination, the Board considered Mr. Bradley G. Pattelli's employment relationship with Angelo, Gordon & Co., L.P. which beneficially owns a significant investment in Dade Behring common stock. Upon investigation, the Board determined that Mr. Pattelli qualifies as an independent member of the Board and the Audit Committee.

Consideration of Director Nominees

Shareholder Nominees

        The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board. Recommendations by shareholders for director nominees should be forwarded to the Corporate Secretary and should identify the nominee by name and provide detailed information concerning his or her qualifications. The Company's bylaws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person for election as a director. See the discussion under the question "How may a shareholder make a proposal or nominate a candidate for election as a director" on page 3 of this proxy statement.

Director Qualifications

        The Dade Behring Corporate Governance Manual contains Board membership criteria that apply to Governance Committee-recommended nominees for a position on our Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding Dade Behring values and operating principles. They should have demonstrated management ability at high levels in successful organizations. They should have expertise germane to Dade Behring's operations in a global setting and to provide insight and practical wisdom based on experience. They should have sufficient time to carry out their obligations as a director and limit their service on other boards to a number that permits them, given their individual circumstances, to perform responsibly all director duties. They should be committed to enhancing shareholder value. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

        The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. Mr. Skinner was identified by current Board members as a director candidate in a search authorized by the Board to add one new position to the Board. Mr. Skinner's selection was coordinated by the Governance Committee.

Communications with Directors

        In order to provide security holders and other interested parties with a direct and open line of communication, the Board has adopted the following procedures for communications to directors.

        Shareholders and other interested persons may communicate with the chairmen of our Audit Committee, Compensation Committee or Governance Committee or with our non-management directors as a group by sending an email to investors@dadebehring.com. The email should specify which of the foregoing is the intended recipient.

DIRECTOR COMPENSATION

        Directors who are not employees of the Company each received an annual cash retainer of $40,000 during 2003 and will receive an annual cash retainer of $50,000 during 2004. Mr. Roedel received an additional $15,000 annual retainer for his services as Audit Committee Chair. Mr. Andress and Mr. Cooper each received an additional $5,000 annual retainer for their respective services as Compensation Committee Chair and Governance Committee Chair.

        The retainers are paid in quarterly installments in advance. Eligible directors may defer receipt of director's fees otherwise payable to them and invest those fees in common stock units provided for under the Dade Behring Nonemployee Directors' Deferred Stock Compensation Plan. Directors were reimbursed for expenses incurred as a result of attendance at Board or Committee meetings.

        Each nonemployee director in 2002 received a grant of options in 2002 to purchase 25,000 shares of common stock. Approximately one-third of such option grant vested on October 3, 2003, approximately an additional one-third will vest on October 3, 2004 and each option grant will become fully vested on October 3, 2005. The proposed Incentive Compensation Plan, if approved by shareholders, will allow the Company to grant options and other equity awards to directors. Upon becoming a director in February, 2004, Mr. Skinner was granted an option to purchase 25,000 shares of common stock under the proposed Incentive Compensation Plan, subject to approval of the proposed Incentive Compensation Plan by the shareholders. Such option has an exercise price of $38.49 and approximately one-third of such option grant, if the proposed Incentive Compensation Plan is approved by shareholders, will vest as of February 18, 2004, and the remaining two-thirds will vest at the same times as the remaining two-thirds of the options granted to the other non-employee directors.

AUDIT COMMITTEE INFORMATION

        The following "Report of Audit Committee" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Report of Audit Committee

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, AU Section 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and applicable Securities and Exchange Commission rules. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors' independence from management and the Company. The Audit Committee has also considered the compatibility of the provision of permissible nonaudit services with the auditors' independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Richard W. Roedel, Chairperson
N. Leigh Anderson, Ph.D., Committee Member
Bradley G. Pattelli, Committee Member
Samuel K. Skinner, Committee Member

Principal Auditor Fees and Services

        PricewaterhouseCoopers LLP, the Company's independent auditors, audited the Company's financial statements for the year ended December 31, 2003 and has been selected to audit the Company's financial statements for the fiscal year ending December 31, 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees Incurred for PricewaterhouseCoopers

        The following table shows the fees paid or accrued (in millions) by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal 2003 and 2002.

	2003	2002
Audit Fees(1)	2.8	3.9
Audit-Related Fees(2)	0.3	0.1
Tax Fees(3)	0.4	0.3
All Other Fees(4)	0.0	0.7

Total	3.5	5.0

The Audit Committee pre-approves all audit services to be performed by Dade Behring's independent auditors. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permissible audit-related and non-audit services and fees to be performed by Dade Behring's independent auditors, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and services related to securities registration.

(2)
Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits and other attestation services.

(3)
Consultation services regarding federal, state, local and international tax planning and compliance and assistance with tax audits and tax-only valuation services.

(4)
Various domestic and international consulting services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information regarding the beneficial ownership of our common stock as of March 19, 2004 by each of our named executive officers, each member of our Board of Directors, all directors and executive officers as a group and each person or entity known by us to beneficially own more than five percent of the outstanding shares of our common stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)(3)	Percentage Beneficially Owned
OZ Management, L.L.C.(4)	4,109,402	9.7%
OZ Management, L.P.(4)	1,291,636	3.1%
Angelo, Gordon & Co., L.P.(5)	4,585,849	10.8%
James W.P. Reid-Anderson	601,592	1.4%
Dominick M. Quinn	47,384	*
Hiroshi Uchida	45,150	*
John M. Duffey	91,290	*
Mark Wolsey-Paige	132,678	*
N. Leigh Anderson, Ph.D.	8,334	*
James G. Andress	16,219	*
Jeffrey D. Benjamin	35,018	*
Alan Cooper	16,719	*
Bradley G. Pattelli(5)	0	*
Richard W. Roedel	10,478	*
Samuel K. Skinner	0	*
All executive officers and directors as a group (12 persons)	1,004,862	2.4%

*
Less than 1%

(1)
Unless otherwise indicated, the business address of each person named in the table above is c/o Dade Behring Holdings, Inc., 1717 Deerfield Road, Deerfield, Illinois 60015-0778.

(2)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (1) the power to vote, or direct the voting of, such security or (2) investing power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of March 19, 2004. Except as otherwise noted, the persons and entities listed on this table have sole voting and investment power with respect to all of the shares of Common Stock owned by them. Calculations are based on a total of 42,274,534 shares of Common Stock outstanding as of March 19, 2004.

(3)
Includes the following number of shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2004: (1) 400,236 shares by James W.P. Reid-Anderson; (2) 4,800 shares by Dominick M. Quinn; (3) 32,352 shares by Hiroshi Uchida; (4) 48,940 shares by John M. Duffey, (5) 128,328 shares by Mark Wolsey-Paige and (6) 8,334 shares by each of N. Leigh Anderson, Ph.D., James G. Andress, Jeffrey D. Benjamin, Alan S. Cooper, Bradley G. Pattelli and Richard W. Roedel. Includes the following number of shares of common stock issuable under the Dade Behring Nonemployees Directors' Deferred Stock Compensation Plan within 60 days of termination of service with our company as a director: (1) 1,885 shares by Mr. Andress, (2) 1,684 shares by Mr. Benjamin, (3) 1,885 shares by Mr. Cooper and (4) 1,144 shares by Mr. Roedel.

(4)
Information derived from the Statement of Changes in Beneficial Ownership of Securities on Form 4 filed with the Securities and Exchange Commission on March 22, 2004. 4,109,402 of the shares are held by the OZ Master Fund, Ltd. ("OZMD"), 505,071 of the shares are held by the OZF Credit Opportunities Master Fund, Ltd. ("OZF1") and 786,565 of the shares are held by the OZF Credit Opportunities Master Fund II, Ltd. ("OZF2"). OZ Management, L.L.C. serves as principal investment manager to a discretionary account (OZMD) with respect to which it has shared voting and dispositive authority over 4,109,402 shares of common stock. OZF Management, L.P. serves as principal investment manager to certain discretionary accounts (OZF1 to OZF2) with respect to which it has shared voting and dispositive authority over 1,291,636 shares of common stock. OZF Management, L.L.C. is general partner of OZF Management, L.P. Daniel S. Och is the senior managing member of OZ Management, L.L.C. and is a senior managing member of OZF Management, L.L.C. and, as such, he may be deemed to control such entities and therefore may be deemed to be the beneficial owner of the shares over which OZ Management, L.L.C. and OZF Management, L.P. have voting and dispositive authority. Stephen C. Friedheim is a senior managing member of OZF Management, L.L.C. and, as such, he may be deemed to control such entity and therefore may be deemed to be the beneficial owner of the shares over which such entity has voting and dispositive authority. The address for each of OZ Management, L.L.C., OZF Management, L.P., OZF Management L.L.C., Mr. Och and Mr. Friedheim is 9 West 57th Street, 39th Floor, New York, NY 10019. All of such entities and persons disclaim any beneficial ownership of such shares.

(5)
Information derived from the Schedule 13D and 13D/A filed jointly by Angelo, Gordon & Co., L.P., John M. Angelo and Michael L. Gordon with the Securities and Exchange Commission on November 26, 2002 and December 2, 2002 respectively. Consists of 4,577,515 shares held by Angelo, Gordon & Co., L.P., and certain private investment funds for which Angelo, Gordon & Co., L.P. acts as a general partner or investment advisor with sole voting and dispositive authority. John M. Angelo and Michael L. Gordon are the general partners of AG Partners, L.P., the sole general partner of Angelo, Gordon & Co., L.P. and, as such, they may be deemed to have shared voting and dispositive power over 4,577,515 shares of common stock. Mr. Pattelli is a Director at Angelo, Gordon & Co., L.P. Pursuant to an agreement with Angelo, Gordon & Co., L.P., Mr. Pattelli is required to transfer any shares of our common stock that he receives upon exercise of stock options to Angelo, Gordon & Co., L.P. Mr. Pattelli disclaims beneficial ownership of all shares of common stock he is entitled to receive upon exercise of stock options. The address for Angelo, Gordon & Co., L.P., AG Partners, L.P., Mr. Angelo and Mr. Gordon is 245 Park Avenue, New York, NY 10167.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our executive officers, our directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership with the SEC. Such executive officers, directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from the applicable executive officers and our directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the year ended 2003.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following "Report on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A under the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

        The Company's executive compensation philosophy is to provide competitive compensation and benefit programs to attract, retain and reward executive talent who are important to the continued success of Dade Behring. The guiding principles are to ensure internal and external equity of the executive compensation arrangements, to provide strong financial incentives for outstanding performance at reasonable cost to the shareholders, to reward and recognize significant performance of senior management, and ultimately to optimize the value of the shareholders' investment and the success of the Company.

        The executive compensation programs are consistent with a pay for performance philosophy; in that a substantial portion of the total direct compensation is variable and based on Company as well as individual performance.

        The Company's total cash compensation is targeted at the upper third quartile for superior performance, with provision for paying above the upper third quartile when challenging targets are significantly overachieved. The cash incentive portion of the total cash compensation program is based on a sliding scale: when the targets are not achieved, total cash compensation will be substantially reduced. The Company's long term incentive strategy is targeted at market median; therefore, the total direct compensation is targeted within the third quartile.

Compensation Components and Process

        The Compensation Committee conducts an annual review of the total compensation of the Chief Executive Officer and the senior executives reporting to the Chief Executive Officer to assess the competitiveness of the Company's total compensation program. The Compensation Committee believes that the direct competitors for our executive leadership and experience are not necessarily the companies that are included in the peer group index established to compare shareholder returns. Therefore, the Compensation Committee reviews compensation data for executives at companies which are not the same companies as in the peer group index in the performance graph included in this proxy statement.

        The Committee reviews executive compensation survey data from companies in the medical instrument industry of similar size and scope ("peer group companies"). In 2003, the Committee relying upon the advice of its retained compensation consultant, expanded the number of peer group companies from five to nine to provide a larger comparison group more reflective of current market practice. In addition, the Committee also reviews general industry companies of $1 billion to $3 billion in sales revenue ("comparable companies"), where the Company competes for executive talent. Based on the survey data from the peer group companies and comparable companies as well as overall performance, the Committee determines the competitive total compensation structure for the chief executive officer and all senior executives reporting to the Chief Executive Officer.

        The primary components of Dade Behring's executive compensation program are (1) base salary, (2) annual incentive bonus and (3) long-term, equity-based incentive awards. The executives receive a majority of their total compensation through performance-based incentive plans, which places a great proportion of their compensation at risk while closely aligning their interests with the interests of the Company and Dade Behring's stockholders.

        The Compensation Committee engaged an executive compensation consulting firm to provide the Compensation Committee with additional expertise in the evaluation of the Company's executive compensation programs and market practices. This executive compensation consultant is retained by and reports directly to the Chairman of the Compensation Committee.

Base Salary

        The Compensation Committee reviews annually the base salaries of the Chief Executive Officer and the other executive officers. Adjustments to base salaries result from an assessment of individual performance of each executive in relation to the executive's scope of responsibility and a review of survey data from comparable companies. It is the Compensation Committee's objective that total cash compensation (inclusive of base salary and incentive compensation bonus) be in the upper third quartile of total cash compensation levels for similar responsibilities in comparable companies.

Cash Incentive Bonus

        Dade Behring maintains a Management Incentive Compensation Plan (the "MICP"). The purpose of the MICP is to provide short-term annual incentive compensation in the form of cash bonuses to key management employees, including all executive officers, in a form aligning financial reward to factors that relate to increases in Dade Behring's shareholder value. Under the MICP, short term financial objectives are established annually by the Compensation Committee at levels which generally represent improvement over prior years' result in terms of the financial measures. The financial objectives adopted by the Compensation Committee for fiscal year 2003 provided specific targets for year-end net debt, EBITDA, net income and quarterly cash flow. These financial measures are determined independent of each other. That is, payment for one objective may be earned and paid while the others may not, if the minimum thresholds for each measure are not achieved. There is a sliding scale payout schedule for each financial measure. If performance is less than target, the payout will be reduced. If the performance is below the minimum threshold, there will be no payout. If performance exceeds target, the payout will be increased. The maximum total payout of the MICP based on Company financial results is capped at 200% of the target bonus. Individual payout is based 60% on Company financial results (the financial measures mentioned above) and 40% on individual performance. Participants in the MICP annually undertake individual performance goals which may include both financial and non-financial objectives. Each MICP participant is given a bonus target expressed as a percentage of base salary. Bonus targets for the Chief Executive Officer and other executive officers are determined by the Compensation Committee based on recommendations from management. Bonus amounts are determined by comparing the extent to which financial performance during each measuring period has met or exceeded the financial objectives and the extent to which performance has met or exceeded the individual performance goals.

        The MICP is structured to reward participants for achieving exceptional performance. Annual incentive awards for the Chief Executive Officer and the other executive officers may be above the median for comparable companies if target levels of performance and individual performance goals are achieved or exceeded. Bonus awards are reduced significantly if target levels of performance are not achieved.

        For fiscal year 2003, the Company over-achieved all the Company financial targets established under the MICP and the aggregate payout based on Company financial results was 184.43% of target. Awards to the Chief Executive Officer and the other executive officers are set forth in the Summary Compensation Table. These awards were based on the performance of the Company and the performance of the individuals as described above.

Long-Term Equity Based Awards

        The Company's existing equity based compensation plan established incident to the 2002 financial reorganization was implemented for the strategic purposes of securing retention of executive officers and key employees through the period necessary to initiate the financial reorganization and maintaining the cumulative talent and experience of that leadership team through the financial and competitive challenges that followed. Stock options were granted under the 2002 Management Stock Option Plan to executive officers and senior management on October 3, 2003 as intended through the plan of reorganization. Additional stock option grants were made to three executive officers in February, 2003 to recognize their increased responsibilities.

        The Compensation Committee has approved a new incentive plan, the 2004 Incentive Compensation Plan which is being submitted for shareholder approval as the method to provide equity and other incentives to employees in the future.

Chief Executive Officer Compensation

        Effective June 2003, the Compensation Committee increased the base salary of Mr. Reid-Anderson by 6%. The Compensation Committee reviewed prior year-end and year-to-date financial performance and the performance contributions of Mr. Reid-Anderson and made an assessment of the extent to which he contributed to the realization of long term shareholder value. Mr. Reid-Anderson's five key initiatives were to optimize customer relationship management, to enhance test method penetration, focus product development, continue to enhance cash flow and productivity and build organizational excellence. Mr. Reid-Anderson's accomplishments in 2003 include leading the Company to continued growth and financial strength, debt reduction which was significantly ahead of plan, new product introductions, significant progress in preparation of new product launches, Nasdaq listing, doubling the share price, employee turnover at an historic low, quality enhancement and improved customer satisfaction.

        Mr. Reid-Anderson's annual incentive bonus for fiscal year 2003 was calculated by comparing the EBITDA, net income and cash flow and overall reduction in indebtedness achieved through year-end 2003 to the financial objectives set forth under the MICP as described above. The Compensation Committee evaluated Mr. Reid-Anderson's demonstrated performance against the five key initiative performance goals that had been established for him and made an assessment of Mr. Reid-Anderson's leadership and the achievements toward long term corporate objectives and enhancing shareholder value. Based on the Compensation Committee's application of the financial criteria under the MICP and its further objective and subjective evaluation of Mr. Reid-Anderson's individual performance, the Compensation Committee approved a bonus for fiscal year 2003 under the MICP of $1.63 million for Mr. Reid-Anderson. Mr. Reid-Anderson received a retention payment of $2 million provided for in the plan of reorganization in satisfaction of the retention incentive given for his continued service and achievement of the performance goals set forth for this retention plan. Mr. Reid-Anderson also received 23,300 shares of common stock on March 13, 2003 and 268,230 non-qualified stock options at an exercise price of $18.40 per share on October 3, 2003 under the Stock Incentive Plans as approved through the plan of reorganization.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code generally limits the Company's income tax deduction for compensation paid in any taxable year to its chief executive officer or any of its four other highest paid executive officers to $1,000,000 per individual, subject to certain exceptions. The Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers in its review and establishment of compensation programs and payments. The Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under

Section 162(m) of the Code. The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interest of the Company and its shareholders. The 2004 Incentive Compensation Plan will permit compensation to be deductible under Section 162(m).

COMPENSATION COMMITTEE
James G. Andress, Chairperson
Jeffrey D. Benjamin, Committee Member
Alan S. Cooper, Committee Member

PERFORMANCE GRAPH

        The following graph compares the changes in Dade Behring's cumulative total shareholder return on its common shares with the Frank Russell 2000 Index*, the Media General Industry Group—Medical Instruments and Supplies Index and the S&P 500 Index.

COMPANY/INDEX/MARKET	10/3/2002	12/31/2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003
Dade Behring Holdings, Inc.	100.00	105.98	110.29	133.00	166.18	210.24
Medical Instruments/Supplies Index	100.00	107.47	103.46	127.32	138.06	156.82
Russell 2000 Index	100.00	108.44	100.62	123.75	134.60	153.71
S & P 500 Index	100.00	108.44	105.02	121.19	124.40	139.54

        Assumes $100.00 invested on October 3, 2002 in each referenced group with reinvestment of dividends. Dade Behring Holdings, Inc. did not pay any dividends for the period shown.

        The Performance Graph is presented for the period beginning on October 3, 2002, the date on which our common stock began trading on the public market, and ending on December 31, 2003. Historical stock performance during this period may not be indicative of future stock performance.

*
Substituted for Standard & Poor's 500 Stock Index in prior year table. In the prior year Dade Behring Holdings, Inc. was not a component of any broad market index. The Company was included in the Russell 2000 Index in 2003.

EQUITY COMPENSATION PLANS

        The following table summarizes information, as of December 31, 2003, relating to Dade Behring's equity compensation plans under which stock options or shares may be granted from time to time.

Plan Category	Number of Securities to Be Issued upon Exercise Of Outstanding Options Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(c) (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by shareholders(1)	N/A	N/A	954,667	(1)
Equity compensation plans not approved by shareholders(2)(3)	5,677,266	$15.79	265,452

Total	5,677,266	$15.79	1,220,119

(1)
Includes 854,667 shares under the Dade Behring Employee Stock Purchase Plan and 100,000 under the Dade Behring Nonemployee Directors' Deferred Stock Compensation Plan which plans were approved by the Company's shareholders on May 28, 2003.

(2)
The 5,527,266 shares subject to outstanding options as of December 31, 2003 are issuable pursuant to the Dade Behring 2002 Management Stock Option Plan and the Dade Behring 2002 Chief Executive Officer Equity Plan. Such options were described in the disclosure statement provided in connection with the plan of reorganization and were part of the plan of reorganization approved by all voting classes of creditors and by the bankruptcy court, effective October 3, 2002.

  The 2002 Management Stock Option Plan and 2002 Chief Executive Officer Equity Plan provide for the issuance of up to 7,058,824 stock options. On October 3, 2002, 5,094,300 stock options were granted under these plans. Additional grants of 22,600 stock options were made during the remainder of 2002. The terms for options granted in 2002 under both plans are substantially the same. Forty percent of such stock options vested on January 1, 2003, with an additional 20% vesting and exercisable at the end of each of the first, second and third anniversaries of the grant date. The strike price for the 2002 options is $14.72. On February 28, 2003, 157,400 stock options were granted under the 2002 Management Stock Option Plan. The strike price is $16.79. 1,672,892 stock options were granted under the plans on October 3, 2003. The strike price was $18.40. Forty percent of the options awarded during 2003 vested and were exercisable on the respective grant dates, with an additional 20% vesting and becoming exercisable at the end of each of the first, second and third anniversaries of the grant dates. Future option grants will have the same vesting schedule and will have an exercise price equal to the lower of 90% of the market value of the common stock at the grant date or $18.40. All option awards issued to executive officers are determined by the Board of Directors and option awards issued to all other participants are determined by the Chief Executive Officer. Accelerated vesting occurs upon a change of control (as defined in the 2002 Management Stock Option Plan or 2002 Chief Executive Officer Equity Plan, as applicable) or termination without cause. In addition, under the 2002 Chief Executive Officer Equity Plan, acceleration of vesting to the next vesting tranche occurs if the Chief Executive Officer's employment is terminated for good reason or due to the Chief Executive Officer's death or disability and upon such death or disability, the period for exercise is extended to 12 months. Vested and exercisable options generally expire on the earlier of (1) the tenth anniversary of the date of grant, (2) the six-month anniversary of the employee's termination date if such termination was the result of death or disability, (3) the 90th day following an employee's termination date if such termination was the result of anything other than death, disability or termination for cause, or (4) immediately upon termination for cause. Upon a change in control as defined in the option plans, the options can be converted, cashed out or otherwise dealt with in accordance with the option plans.

  70,588 shares of common stock were issued as of March 13, 2003 as stock awards to the Chief Executive Officer and the executive team under the 2002 Chief Executive Officer Equity Plan and 2002 Management Stock Award Plan. All stock awards to executive officers were determined by the Board of Directors and stock awards to all other participants were determined by the Chief Executive Officer. Stock awards fully vested upon grant without any restrictions.

(3)
150,000 options were granted under the Dade Behring 2002 Director Stock Option Plan. Under this plan, options to purchase 25,000 shares of common stock with an exercise price of $14.72 per share were granted to each of the six non-employee Directors. These grants were made to attract and retain qualified persons who are not employees of Dade Behring for service as members of the Board of Directors by providing such members with an interest in Dade Behring's success and progress. The options vest and become exercisable in three installments on the first, second and third anniversaries of October 3, 2002. Vested and exercisable options expire on the earliest of (1) October 24, 2012, (2) the six month anniversary of a director's termination date, if such termination was the result of death or disability, or (3) the 90th day following a director's termination date, if such termination was the result of anything other than death or disability. The aforementioned grants represent all of the shares issuable under the Dade Behring 2002 Director Stock Option Plan.

PENSION PLANS

        Dade Behring Inc. maintains a defined benefit pension plan (the "Pension Plan") for the benefit of its United States employees, including executive officers. Under the cash balance formula design, Dade Behring Inc. posts quarterly cash balance credits to each participant's individual account. The credits range from 4% to 10% of pay for the calendar quarter, depending on a participant's combined age and years of service as of December 31 of the previous year. The following table sets forth the annual cash balance credits based on pay, age and service:

Points for Age plus Service as of December 31 of the Previous Plan Year	Dade Behring Inc.'s Quarterly Cash Balance Credits as a Percent of Pay
Less than 35	4%
35 to 44	5%
45 to 54	6%
55 to 64	7%
65 to 74	8%
75 to 84	9%
85 and more	10%

        The credits are posted to a participant's account at the end of each calendar quarter, based on the participant's pay for that quarter. Interest credits are also posted to a participant's account as of the end of each calendar quarter based on (1) the participant's balance for the previous quarter and (2) one-fourth of the prevailing annual rate of return for 10-year United States Treasury bills as of the end of the previous quarter. Regardless of the prevailing annual rate, the Pension Plan will credit a participant's account with a minimum annual rate of 5% and a maximum annual rate of 10% in interest. The named executive officers that are covered under the Pension Plan had the following annual benefit accrued as of December 31, 2003 and payable at age 65 as follows: Mr. Reid-Anderson, $18,100; Mr. Uchida, $9,900; Mr. Duffey, $19,000; and Mr. Wolsey-Paige, $27,100.

        Dade Behring Inc. also maintains a Supplemental Pension Plan that provides eligible individuals, including executive officers, with the difference between the benefits they actually accrue under the Pension Plan and the benefits they would have accrued under such plan but for the maximum benefit and compensation limitations imposed by law. Vesting of benefits is determined by reference to each participant's vested percentage under the Pension Plan. Participants' account balances are credited with earnings based upon the benefit accrual rate for the Pension Plan. Benefits under the Supplemental Pension Plan are payable upon death, disability, retirement or separation from service and are payable from our general assets. Supplemental Pension Plan distributions in either annuity payments or as a lump sum are determined at our discretion. The named executive officers that are covered under the Supplemental Pension Plan had the following annual benefit accrued as of December 31, 2003 and payable at age 65 as follows: Mr. Reid-Anderson, $206,500; Mr. Uchida, $25,400; Mr. Duffey, $24,100; and Mr. Wolsey-Paige, $29,500.

        Dade Behring Holding GmbH maintains a pension plan (the "German Pension Plan") for the benefit of its German employees. Mr. Quinn is covered under the German Pension Plan. For the year 2003, employees contribute between 1.5% and 2.5% of pensionable income up to the social security contribution ceiling (5,100 Euros/month for 2003), which is half the amount contributed by Dade Behring Holding GmbH. An additional notional contribution of between 11.5% and 15% of pensionable income above the social security contribution ceiling is credited by Dade Behring Holding GmbH. In addition, Mr. Quinn is entitled by agreement to an additional supplemental pension benefit for each year of employment through 2011. The contribution for 2003 was approximately 35,790 Euro. Pension benefits are paid out in the form of a monthly annuity which is actuarially determined based on aggregate contributions and imputed earnings. At December 31, 2003 Mr. Quinn has an annual pension benefit accrued and payable at age 65 of 56,433 Euro. Assuming a conversion rate of 0.792205 from Euros to United States dollars, at December 31, 2003 Mr. Quinn has an annual pension benefit accrued and payable at age 65 of $71,235.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

Arrangements with Mr. Reid-Anderson

        Dade Behring Inc. has an employment agreement with Mr. Reid-Anderson dated June 1, 2001 and a supplemental letter dated November 20, 2001, which we refer to collectively, as the "Employment Agreement," which extends until terminated by Dade Behring Inc. or Mr. Reid-Anderson. Under the terms of the Employment Agreement, Mr. Reid-Anderson serves as President and Chief Executive Officer of Dade Behring Inc. The Employment Agreement provides that so long as Mr. Reid-Anderson serves as Chief Executive Officer of the Company, he will also be appointed to serve as a director on our Board of Directors and that of Dade Behring Inc. The Employment Agreement provides for a base salary, an annual target bonus, an incremental retention payment, change of control parachute gross-up payments, if necessary, and perquisites, including an automobile allowance and reimbursement of expenses incurred for home leave travel. Mr. Reid-Anderson's base salary is subject to the review of the Board of Directors on an annual basis and the award of the annual target bonus and the incremental retention payment are based upon the achievement of specific bonus targets and specified objectives, respectively. Mr. Reid-Anderson is eligible under the Employment Agreement to participate in all of the benefit programs for which our senior executive employees are generally eligible. For purposes of determining his participation in our cash balance pension program, however, his benefits accrue as though he had provided two years of service for every one year of service that he actually provides.

        In the event Mr. Reid-Anderson is terminated without cause or resigns for good reason, the Employment Agreement provides that he shall receive an amount equal to twice his base salary plus twice his target bonus for the year in which his employment ended. In such event, Mr. Reid-Anderson will also continue to receive the perquisites described above and participate in our health program for 24 months after the date of his termination. In the event that his employment is terminated due to his death or disability, the terms of the Employment Agreement provide that he shall receive a bonus equal to the bonus that he would have received had he remained employed for the entire year, pro rated for the number of days that he was employed during that year. In addition, in the event that his employment is terminated due to his death or disability or by him for good reason, option vesting will accelerate as though the next option vesting date had occurred. With a termination due to death or disability, Mr. Reid-Anderson's options will generally remain exercisable for 12 months after the termination.

        The Employment Agreement also incorporates standard noncompete and non-solicit provisions applicable to the period of his employment and for two years thereafter, unless Mr. Reid-Anderson's employment is terminated by reason of material breach by us of our obligations to him under the Employment Agreement. As a condition to receiving the severance payments described above, Mr. Reid-Anderson must not be in material breach of the Employment Agreement and must execute a general release in our favor.

Severance Agreements

        Dade Behring has entered into a severance agreement with each of the named executive officers listed in the Summary Compensation Table other than Mr. Reid-Anderson. In the event that such executive is involuntarily terminated (as defined in each severance agreement), the executive is entitled to receive (1) his base salary for a period of 12 months from the date of termination, and (2) a bonus, to be determined by the Board of Directors in good faith, equal to the bonus such executive would have received had the executive remained employed for the entire bonus period, prorated based on the number of days that have elapsed during the year through the date of termination.

        The executive severance agreements also contain standard non-compete and non-solicit clauses applicable to the period of the executive's employment and for one year thereafter. As conditions to receiving the payments described above, the executive must not have breached the terms of the executive severance agreement and must execute a general release in our favor.

Change in Control Arrangements

        Dade Behring's 2002 Management Stock Option Plan and 2002 Chief Executive Officer Plan provide that, as of the date of a "change in control," any outstanding options will become fully exercisable and vested. The 2002 Stock Incentive Plans use definitions of change in control that generally include: (i) an acquisition by any individual, entity or group of beneficial ownership of at least 50% of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (ii) a change in the composition of a majority of our Board of Directors which is not supported by our current Board of Directors; (iii) subject to certain exceptions, the consummation of a merger, reorganization, consolidation or similar event or the sale or other disposition of all or substantially all of our assets; or (iv) the approval of the shareholders of our complete liquidation or dissolution. The proposed Incentive Compensation Plan, for which shareholder approval is being sought, also has provisions regarding vesting and accelerated payouts upon a change of control as defined in such plan.

        A special one time bonus pool of $20 million will be payable upon a change in control of the Company within five years of the effective date of the plan of reorganization. The special one time bonus pool is payable in cash upon such change of control to the Chief Executive Officer, executive team and key employees on a ratable basis based on each executive/employee's share of stock options awarded as part of the 2002 Stock Incentive Plans and still outstanding immediately prior to the change in control consistent with the terms of the 2002 Stock Incentive Plans. The $20 million pool will be reduced (but not below zero) by the aggregate amount of any realized gain in the Chief Executive Officer's, executive team's and key employees' stock options awarded as part of the 2002 Stock Incentive Plans consistent with the terms thereof upon a change of control.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Company or its subsidiaries to our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer (the "named executive officers") for services rendered in all capacities during the last three years.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation(1)	Restricted Stock Awards	Securities Underlying Options	All Other Compensation ($)(2)
James W.P. Reid-Anderson President and Chief Executive Officer	2003 2002 2001	794,215 749,260 670,192	1,629,342 1,567,559 1,305,000	130,783 133,402 90,206	— — —	268,230 988,240 —	2,484,226 1,984,125 1,362,763
Dominick M. Quinn Executive Vice President	2003 2002 2001	475,940 412,224 325,423	690,249 662,133 369,560	80,328 — —	— — —	103,580 244,700 —	965,749 529,920 310,963
Hiroshi Uchida Executive Vice President	2003 2002 2001	411,154 360,000 360,000	660,050 589,059 572,377	141,482 241,584 224,477	— — —	87,880 244,700 —	798,843 548,567 336,898
John M. Duffey Senior Vice President and Chief Financial Officer	2003 2002 2001	351,923 321,923 258,654	568,307 567,559 270,000	— — —	— — —	65,880 244,700 —	687,228 541,758 279,834
Mark Wolsey-Paige Executive Vice President	2003 2002 2001	350,577 322,308 303,462	476,542 517,559 283,500	— — —	— — —	98,460 188,240 —	686,201 542,036 280,718

(1)
This column includes for Mr. Reid-Anderson home leave allowances of $47,042 for 2003, $49,990 for 2002, and $49,114 for 2001 and $40,061 in 2003 and $37,861 in 2002 for premiums for supplemental long-term disability insurance and a tax gross-up for such payment and for Mr. Uchida as an income adjustment to maintain his total compensation at the same level as his Japanese income, $111,142 for 2003 and $212,447 for each of 2002 and 2001 and for Mr. Quinn as rental apartment expenses and a tax gross up of $40,696 for 2003 and financial planning allowance and tax gross up of $20,054 for 2003.

(2)
This column includes for 2003 the value of stock awards granted March 13, 2003 to Mr. Reid-Anderson of $437,341 and to each of Messrs. Quinn, Uchida, Duffey, and Wolsey-Paige of $119,190; for 2002 the value of stock awards granted October 3, 2002 to Mr. Reid-Anderson of $1,943,040 and to each of Messrs. Quinn, Uchida, Duffey and Wolsey-Paige of $529,920. In addition the column includes for 2003 $4,000 contributed for each of Messrs. Reid-Anderson, Uchida, Duffey and Wolsey-Paige to the Savings Investment Plan and amounts credited for such named executive officers under the Deferred Savings Investment Plan of $42,884, $15,653, $14,038 and $13,011, respectively, for 2002, $4,000 contributed for each of Messrs. Reid-Anderson, Uchida, Duffey and Wolsey-Paige to the Savings Investment Plan and amounts credited for such named executive officers under the Deferred Savings Investment Plan of $37,085, $14,647, $7,838 and $8,116, respectively. In addition the column includes retention payments in 2003 for Messrs. Reid-Anderson, Quinn, Uchida, Duffey and Wolsey-Paige of $2,000,001, $846,559, $660,000, $550,000 and $550,000 respectively.

OPTION GRANTS IN 2003

        The following table sets forth information concerning individual grants of stock options made during 2003 to each of the executive officers named in the Summary Compensation Table.

	Individual Grants
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted To Employees In Year			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Name			Exercise or Base Price ($/Per Share)	Expiration Date
					5%	10%
					($)	($)
James W.P. Reid-Anderson	268,230	14.7	18.40	10/03/2013	3,103,867	7,865,808
Dominick M. Quinn	24,000 79,580	1.3 4.3	16.79 18.40	2/28/2013 10/03/2013	253,419 920,873	642,214 2,333,672
Hiroshi Uchida	14,000 73,880	0.8 4.0	16.79 18.40	2/28/2013 10/03/2013	147,828 854,914	374,625 2,166,521
John M. Duffey	65,880	3.6	18.40	10/03/2013	762,341	1,931,922
Mark Wolsey-Paige	30,000 68,460	1.6 3.7	16.79 18.40	2/28/2013 10/03/2013	316,774 792,196	802,768 2,007,580

(1)
Non-qualified stock options granted under the Dade Behring 2002 Management Stock Option Plan and the Dade Behring 2002 Chief Executive Officers Equity Plan. Options for the number of shares of Dade Behring common stock indicated were granted effective February 28, 2003 and October 3, 2003. Forty percent of such options were exercisable upon grant. The balance of the options become exercisable in equal installments on the first, second and third anniversary of the grant date. Vesting is accelerated upon a change of control or termination without cause.

(2)
The potential realizable values are shown in the table in conformity with Securities and Exchange Commission regulations, and are not intended to forecast possible future appreciation. The Company is not aware of any formula which will predict with reasonable accuracy the future appreciation of equity securities. No benefit can be realized by optionees without an appreciation in stock price, which will benefit all shareholders commensurately.

AGGREGATED OPTION EXERCISES IN 2003
AND OPTION VALUES AS OF DECEMBER 31, 2003

        The following table sets forth the shares acquired upon exercise of option during 2003 and the value received upon such exercise as well as the number and value of unexercised options as of December 31, 2003 for each of the executive officers listed in the Summary Compensation Table.

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised in the Money Options at December 31, 2003(2)
Name	Shares Acquired on Exercise (#)	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James W.P. Reid-Anderson	200,000	2,735,436	500,236	556,334	10,240,182	11,233,283
Dominick M. Quinn	188,252	3,142,983	0	160,028	0	3,196,675
Hiroshi Uchida	0	0	181,972	150,608	3,748,381	3,021,411
John M. Duffey	62,116	949,317	111,056	137,408	2,264,075	2,775,831
Mark Wolsey-Paige	18,000	272,014	134,328	134,372	2,730,200	2,668,329

(1)
The value realized is the difference between the fair market value of the underlying Common Stock at the time of exercise and the aggregate exercise price of the options.

(2)
The value of unexercised in-the-money options as of December 31, 2003 was calculated by subtracting the exercise price from the fair market value of common stock on that date ($35.98), and multiplying the difference by the number of shares subject to the options.

ANNUAL REPORT ON FORM 10-K

        Dade Behring will furnish without charge, upon the written request of any person who is a shareholder or a beneficial owner of Common Stock of Dade Behring, a copy of Dade Behring's Annual Report on Form 10-K filed with the Securities and Exchange Commission for our most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Corporate Secretary of the Company at Dade Behring's principal executive offices at 1717 Deerfield Road, Deerfield, Illinois 60015-0778.

*    *    *

By Order of the Board of Directors
Louise S. Pearson Vice President, General Counsel and Corporate Secretary
April 9, 2004

APPENDIX A

Charter of the Audit Committee of the Board of Directors
Dade Behring Holdings, Inc.

Organization

        This charter governs the operations of the Audit Committee of the Board of Directors of Dade Behring (Committee). The Committee shall review and reassess the charter at least annually and, if appropriate, propose changes to the Board. The Committee shall be members of, and appointed by, the Board and shall comprise at least three directors, each of whom is independent under relevant standards established by the Board and those set forth in this charter.

        Members of the Committee shall be considered independent as long as they:

  a)
  do not accept any consulting, advisory or other compensatory fee from the Company, except such fees as may be earned in their capacity as Board members;

  b)
  are not an affiliated person of the Company or its subsidiaries; and;

  c)
  meet or exceed the independence requirements of the applicable stock exchange listing standards.

        Any director who has participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years may not sit on the Committee.

        Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one Committee member shall be a "financial expert," as defined by SEC regulations applicable to the Company from time to time.

        No member of the Committee shall serve on more than two audit committees of publicly traded companies other than the Company at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on this Committee. If a Committee member serves on the audit committees of both a public company and a wholly owned subsidiary of such company, such service shall be counted as service on one audit committee, rather than two.

        The members of the Committee shall be appointed by the Board on the recommendation of the Governance Committee. The Board may remove any member from the Committee at any time with or without cause.

Purpose

        The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to:

  •
  the integrity of the Company's financial statements and the related public reports, disclosures and regulatory filings in which they appear;

  •
  the systems of internal control over financial reporting, operations and legal/regulatory compliance;

  •
  the performance, qualifications and independence of the Company's independent auditor;

  •
  the performance, qualifications and independence of the Company's internal audit function; and

  •
  compliance with the Company's ethics policies and applicable legal and regulatory requirements.

        In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditor, the internal auditors and management of the Company.

Authority

        The Committee shall have the sole authority and responsibility to appoint, determine funding for, oversee and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

        In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The committee has the the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

        The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Administration

        The Committee will meet at least four times each year with authority to convene additional meetings, as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings. The Committee shall meet separately and periodically in separate executive sessions with management, internal audit personnel and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention. All Committee members are expected to attend each meeting, in person or via teleconference or video conference. The Committee may invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary.

        Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes of each meeting will be prepared and provided to the Board. The Committee shall report regularly to the Board on any significant matters arising from the Committee's work, including any issues that arise with respect to the quality and integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the internal and independent auditors and the performance of the internal audit function.

Duties and Responsibilities

        The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

        In carrying out its responsibilities, the Committee shall establish policies and procedures that remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following sections of this charter set forth the principal duties and responsibilities of the Committee, as a guide, with the understanding that the Committee may supplement them as appropriate.

Relationship with the Independent Auditor

  •
  The Committee shall be directly responsible for the selection, appointment, termination, compensation and oversight of the work of the independent auditor, including pre-approval of all audit and permissible audit-related and non-audit services provided by the independent auditor and resolution of any disagreements between management and the independent auditor regarding financial reporting. The Committee may pre-approve services by establishing detailed pre-approval policies and procedures as to the particular service; provided that the Committee is informed of each service that is pre-approved, and that no pre-approval shall be delegated to management. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

  •
  At least annually, the Committee shall evaluate the independent auditor's qualifications, performance and independence, including that of the lead partner.

  •
  At least annually, the Committee shall obtain and review a report by the independent auditor describing:

  •
  The firm's internal quality control procedures.

  •
  Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  •
  All relationships between the independent auditor and the Company (to assess the auditor's independence).

  •
  At least annually, the Committee shall obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm's independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

  •
  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, Communications with Audit Committee; SAS No. 89, Audit Adjustments; and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

  •
  The Committee shall ensure that the independent auditor's lead partner and reviewing partner are replaced every five years. In addition, the Committee shall consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.

  •
  The Committee shall set clear hiring policies for employees or former employees of the independent auditor that comply with SEC regulations and the applicable stock exchange listing standards.

Accounting Matters and Financial & Regulatory Reporting

  •
  The Committee shall obtain and review timely reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  •
  The Committee shall review changes in promulgated accounting and auditing standards that may materially affect the Company's financial reporting practices.

  •
  Prior to their release, the Committee shall review and discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Chair may represent the entire Committee for purposes of this review.

  •
  The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditor prior to the filing of the Company's Quarterly Report on Form 10-Q, including any off-balance sheet structures and significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, significant disagreements with management or the adequacy of internal controls. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. The Chair may represent the entire Committee for purposes of this review.

  •
  The Committee shall review with management and the independent auditor the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K) and the report of the independent auditor, including any off-balance sheet structures and significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, significant disagreements with management or the adequacy of internal controls. The Committee shall review with management and the independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments and the clarity and completeness of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

  •
  The Committee shall regularly review with the independent auditor any audit problems or difficulties and management's response, including adjustments noted or proposed by the independent auditor but not taken (as immaterial or otherwise) by management, communications between the audit team and the national office concerning auditing or accounting issues, and any management or internal control letters issued or proposed to be issued by the auditor. The Committee shall review and discuss with the independent auditor the responsibilities, budget and staffing of the Company's internal audit function.

  •
  The Committee shall recommend to the Board, if so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor's independence, whether the audited financial statements should be included in the Company's annual report on Form 10-K.

  •
  The Committee shall prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations applicable to the Company from time to time.

Non-Audit Services Provided by the Independent Auditor

  •
  The Committee shall pre-approve all permissible non-audit services to be provided by the independent auditor and shall not engage the independent auditor to perform any non-audit services prohibited by applicable law or regulation.

  •
  The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

Internal Audit

  •
  The internal audit director shall have dual reporting responsibility to both the Committee and the Chief Financial Officer of the Company. Accordingly, the Committee shall review and concur in the appointment, replacement or dismissal of the internal audit director and shall review the performance of and assist in determining compensation of the internal audit director.

  •
  The Committee shall review with management and the internal audit director the charter, plans, budget, activities, staffing, scope, organizational structure and results of the internal audit function and shall approve the annual internal audit plan.

  •
  The Committee shall review any reports by management regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

  •
  The Committee shall periodically review with management, the internal audit department and the independent auditor the scope and adequacy of the internal accounting controls implemented to comply with the Foreign Corrupt Practices Act ("FCPA").

  •
  The Committee shall periodically review with management, the internal audit department and the independent auditor, and report to the Board regarding, the Company's compliance with the recordkeeping provisions of the FCPA and SEC rules.

  •
  The Committee shall review the effectiveness of the internal audit function, including compliance with the Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

Adequacy of Audit Scopes and Resources

  •
  The Committee shall discuss with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and resources.

Internal Controls

  •
  The Committee shall develop and monitor compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

  •
  The Committee shall discuss with management, the internal auditors and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the

    Company's policies and procedures to assess, monitor and manage business risk, and legal and ethical compliance programs (e.g., Company's Code of Conduct).

  •
  The Committee shall review management's report regarding the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditor's report on management's conclusions.

Related-Party Transactions

  •
  The Committee shall review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

Private and Executive Sessions

  •
  The Committee shall meet separately and periodically with management, the internal auditors and the independent auditor to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditor to meet privately with the members of the Committee. The Committee shall review with the internal auditors and the independent auditor any audit problems or difficulties and management's response.

Other Matters

  •
  The Committee shall set clear policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account, and ensure that such policies comply with any regulations applicable to the Company from time to time.

  •
  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

  •
  The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

  •
  The Committee shall institute and oversee special investigations as needed.

  •
  The Committee shall perform an evaluation of the Committee's and individual members' performance at least annually to determine whether it is functioning effectively and make applicable recommendations for improvement.

  •
  The Committee shall perform any other activities related to this charter as may be requested by the Board.

Approved: March 19, 2004

APPENDIX B

DADE BEHRING 2004 INCENTIVE COMPENSATION PLAN

DADE BEHRING
2004 INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSE

        The purpose of this Dade Behring 2004 Incentive Compensation Plan (the "Plan") is to attract, retain and motivate employees, officers and directors of Dade Behring Holdings, Inc. (the "Company") and its Subsidiaries (individually or collectively, "Employer") by providing them the opportunity to acquire a proprietary interest in the Company or other incentives and to align their interests and efforts to the interests of the Company's stockholders. The Plan is intended to permit the grant of Awards that constitute "qualified performance-based compensation" under section 162(m) of the Code.

SECTION 2. DEFINITIONS

        Certain terms used in this Plan have the meanings set forth in Appendix I.

SECTION 3. ELIGIBILITY

        The Committee may grant an Award to any employee, officer or director of the Company or a Subsidiary whom the Committee from time to time selects.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1    Aggregate Shares

        The number of shares of Common Stock issued under this Plan shall not exceed, in the aggregate, three million four hundred thousand (3,400,000) shares of Common Stock (as such number is adjusted pursuant to Section 15 hereof). Common Stock to be issued with respect to Awards may be either authorized and unissued shares, treasury shares, or a combination thereof.

4.2    Limitations

        Subject to adjustment as provided in Section 15, the number of shares of Common Stock issued under this Plan with respect to Restricted Stock, Stock Units, Performance Shares, Performance Units and Stock Appreciation Rights shall not exceed one million (1,000,000) shares of Common Stock. Subject to adjustment as provided in Section 15, no Participant shall be eligible to receive in any one calendar year Awards relating to more than five hundred thousand (500,000) shares of Common Stock.

4.3    Share Usage

        Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares of Common Stock hereunder or if shares of Common Stock are issued under this Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares of Common Stock subject to such Awards and the forfeited or reacquired shares of Common Stock shall again be available for issuance under the Plan. Any shares of Common Stock not issued because they were (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the exercise of an Option, purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued to a Participant shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Stock Units, Performance Stock, Performance Units or Stock Appreciation Rights. Notwithstanding the foregoing, for purposes of the last sentence of Section 4.2, any such shares of Common Stock shall be counted in accordance with the requirements of section 162(m) of the Code.

        Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or non-employee directors of the Employer prior to such acquisition or combination.

SECTION 5. AWARDS

5.1    Form, Grant and Settlement of Awards

        The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under this Plan. Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies, as the Committee shall determine.

5.2    Evidence of Awards

        Awards granted under the Plan shall be evidenced by a written (including electronic) instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with this Plan.

5.3    Deferrals

        The Committee may permit a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest or dividend equivalents or converting such credits to deferred share unit equivalents.

SECTION 6. OPTIONS

6.1    Grant of Options

        The Committee may grant Options. Options granted are not intended to be "incentive stock options" within the meaning of section 422A of the Code.

6.2    Option Exercise Price

        The exercise price for a share of Common Stock purchased under an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock for the date of grant, except in the case of Substitute Awards.

6.3    Term of Options

        Subject to earlier termination in accordance with the terms of this Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the date of grant.

6.4    Exercise of Options

        The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or in part from time to time prior to its expiration by delivery to the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares of Common Stock with respect to which the Option is being exercised, the restrictions imposed on the shares of Common Stock purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 6.5.

6.5    Payment of Exercise Price

        The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares of Common Stock purchased. Such consideration must be paid before the Company will issue the shares of Common Stock being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include: (i) cash or its equivalent (e.g., by check), (ii) other shares of Common Stock (by either actual delivery of Common Stock or by attestation—presenting satisfactory proof of beneficial ownership of such Common Stock; provided such shares of Common Stock were held for at least six months (or such other period established by generally accepted accounting principles necessary to avoid adverse accounting consequences) if such shares of Common Stock were received under this Plan or any other equity compensation plan of the Company) in the amount or value equal to the product of the Option exercise price multiplied by the number of shares of Common Stock to be acquired plus the amount of any additional federal, state and local taxes required to be withheld by reason of the exercise of the Option, (iii) by a "cashless exercise" through a third party, or (iv) such other consideration as the Committee may permit.

6.6    Post-Termination Exercise

        The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

  (a)
  Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.

  (b)
  Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur of:

  (i)
  if the Participant's Termination of Service occurs for reasons other than Cause, Disability or death, the date that is ninety days after the date of such Termination of Service;

  (ii)
  if the Participant's Termination of Service occurs by reason of Disability or death, the date that is six months after the date of such Termination of Service;

  (iii)
  the last day of the maximum term of the Option (the "Option Expiration Date"); and

  (iv)
  the date provided in Section 15.2 below.

        Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the six month anniversary of the date of death, unless the Committee determines otherwise.

        Also notwithstanding the foregoing, in case a Participant's Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant's Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

SECTION 7. RESTRICTED STOCK AND STOCK UNITS

7.1    Grant of Restricted Stock and Stock Units

        The Committee may grant Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Subsidiary or the achievement of any performance criteria), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

7.2    Issuance of Shares; Settlement of Awards

        Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 11, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

7.3    Dividends and Distributions

        Participants holding shares of Restricted Stock or Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares of Common Stock or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

7.4    Waiver of Restrictions

        Notwithstanding any other provisions of this Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 8. PERFORMANCE STOCK AND PERFORMANCE UNITS

8.1    Grant of Performance Stock

        The Committee may grant Awards of Performance Stock and designate the Participants to whom Performance Stock is to be awarded and determine the number of shares of Performance Stock, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Stock shall entitle the Participant to a payment in the form of Common Stock, cash or a combination, as the Committee may determine, upon the attainment of performance criteria and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance criteria, the number of shares to be issued or the amount of cash to be paid under an Award of Performance Stock may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

8.2    Grant of Performance Units

        The Committee may grant Awards of Performance Units and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units, the length of the performance period and the terms and conditions of each such Award. Each Award of Performance Units shall entitle the Participant to a payment in the form of Common Stock, cash or a combination, as the Committee may determine, upon the attainment of performance criteria and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance criteria, the number of shares to be issued or the amount of cash to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 9. CASH-BASED AWARDS

        The Committee may grant other incentives payable in cash under this Plan as it determines appropriate. Cash awards may be subject to terms and conditions, which may vary from time to time and among Participants, as the Committee deems appropriate. The maximum amount of a cash award which may be granted to a Participant during any calendar year under this Plan shall not be greater than five million dollars ($5,000,000). Payment of cash awards under this Plan will normally depend on meeting Performance Goals.

SECTION 10. STOCK APPRECIATION RIGHTS

10.1    Grant of Stock Appreciation Rights

        The Committee may grant Stock Appreciation Rights to Participants on such terms and conditions as the Committee shall determine in its sole discretion, which terms and conditions shall be set forth in the instrument evidencing the Award. The Committee shall determine in its sole discretion the number of shares of Common Stock subject to Stock Appreciation Rights granted. A Stock Appreciation Right may be granted in tandem with an Option or other Award or alone ("freestanding"). The grant price of a tandem Stock Appreciation Right shall be equal to the exercise price of the related Option, and the grant price of a freestanding Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. A Stock Appreciation Right may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Stock Appreciation Right, the term of a Stock Appreciation Right shall not exceed ten years from the date of grant.

10.2    Payment of Stock Appreciation Rights Amount

        Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of a share of the Common Stock on the date of exercise over the grant price by (b) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of a Stock Appreciation Right may be in cash, in shares of Common Stock, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 11. PERFORMANCE GOALS

11.1    Awards Subject to Performance Goals

        Awards of Restricted Stock, Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Stock Appreciation Rights and other Awards made pursuant to this Plan may be made subject to such criteria and objectives as may be established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an Option, (ii) as a condition to the grant of an Award, or (iii) as a condition to the Participant's receipt of the shares of Common Stock or cash subject to such Award. In the case of an Award that is intended to qualify as "qualified performance-based compensation" under section 162(m) of the Code, such performance goals may include any or all of the following or any combination thereof: net income (earnings less interest and taxes); EBITDA (earnings before interest, taxes, depreciation, amortization and non-recurring and non-cash charges or any combination thereof); gross margin; operating margin; revenue growth; net cash flow (EBITDA less capital spending, taxes paid, interest paid, payments for one-time nonrecurring items such as restructuring cost and adjusted for the change in the managed capital base which includes trade accounts receivable, net inventory, pre-paids, accounts payable and accrued liabilities and other operating related cash inflows and outflows) or other cash flow(s) including operating cash flow, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital (or any combination thereof); earnings or operating earnings per share (primary or fully diluted); economic value added; cash-flow return on investment; income (pre-tax or net); total shareholder return; return on investment; return on equity; return on assets; return on sales; the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; an increase in the Fair Market Value of a share of Common Stock; customer satisfaction metrics; regulatory compliance metrics; revenue; net operating profits after taxes; debt to equity ratio; price/earnings ratio; market share; expense ratios; expense reduction; completion of key projects; any individual performance objective measured solely in terms of quantitative targets related to the Company, the Employer or the Employer's business; or any increase or decrease of one or more of the foregoing over a specified period (the "Performance Goals"). Performance Goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. The Committee shall have absolute discretion to reduce the amount of the Award payable to any Participant for any period below the maximum Award determined based on the attainment of Performance Goals, and the Committee may decide not to pay any such Award to a Participant for a period, based on such criteria, factors and measures as the Committee in its sole discretion may determine, including but not limited to individual performance or impact and financial and other performance or financial criteria of the Company, a Subsidiary or other business unit in addition to Performance Goals.

11.2    Use and Calculation of Performance Goals

        Performance Goals may relate to the performance of the Company, the Employer, any portion of the business, product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the Committee. If the Committee desires that compensation payable pursuant to any Award subject to Performance Goals be "qualified performance-based compensation" within the meaning of section 162(m) of the Code, the Performance Goals (i) shall be established by the Committee no later than the end of the first 90 days of the performance period or period of restriction, as applicable (or such other time prescribed by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed by Treasury Regulations promulgated under section 162(m) of the Code, including the requirement that such Performance Goals be stated in terms of an objective formula or standard and the Committee may not in any event increase the amount of compensation payable to a Participant upon the satisfaction of any Performance Goal. Each Award may provide for lesser payment in the event of partial fulfillment of Performance Goals.

SECTION 12. ADMINISTRATION

        The Committee shall have the power, authority and discretion to administer this Plan and prescribe, amend and rescind rules and procedures governing the administration of this Plan, including but not limited to the full power, authority and discretion to: (a) select employees, officers or directors of the Employer to whom Awards may from time to time be granted under this Plan; (b) determine the type or types of Awards to be granted to each Participant under this Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under this Plan; (d) determine the terms and conditions of any Award granted under this Plan; (e) approve the forms of agreements for use under this Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred at the election of the Participant or the Committee; (h) interpret and administer this Plan and any instrument evidencing an Award or agreement entered into under this Plan; (i) establish such rules and regulations as it shall deem appropriate for the proper administration of this Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of this Plan.

        A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. To the extent consistent with applicable law, the Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and power under the Plan to one or more directors or officers of the Company. All determinations, decisions, interpretations and other actions by the Committee and any delegate of the Committee shall be final, conclusive and binding on all persons and shall be given the maximum deference permitted by law.

        Without amending this Plan, the Committee may grant Awards or other awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws or regulations or conform to the requirements to operate the Plan in a tax advantageous manner in other countries or jurisdictions in which the Employer operates or has employees.

SECTION 13. WITHHOLDING

        The Employer may require the Participant to pay to the Employer the amount of (a) any taxes that the Employer is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Employer ("other obligations"). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

        The Committee may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Employer, (b) having the Employer withhold an amount from any cash amounts otherwise due or to become due from the Employer to the Participant, (c) having the Employer withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares of Common Stock so withheld may not exceed the employer's minimum required tax withholding obligation, and the value of the shares of Common Stock so tendered may not exceed such obligation to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.

SECTION 14. ASSIGNABILITY

        No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

SECTION 15. ADJUSTMENTS

15.1    Adjustment for Change in Common Stock

        In the event of a reorganization, recapitalization, stock split, stock dividend, spin-off, combination, corporate exchange, merger, consolidation or other change in the Common Stock or any distribution to shareholders other than regular cash dividends or any transaction determined in good faith by the Committee to be similar to the foregoing, the Committee shall make appropriate equitable changes in the number and type of shares of Common Stock authorized by this Plan, the number and type of shares of Common Stock covered by outstanding Awards and the Option exercise price specified therein, if any, and the maximum number of shares of Common Stock for which Awards may be granted during a calendar year to a Participant. Subject to Section 15.2, if the Company consolidates with or merges into any entity or reclassifies or reorganizes its shares of Common Stock, or if there shall occur any share exchange or other similar extraordinary transaction, in each case pursuant to which all of the outstanding shares of Common Stock are converted into, exchanged or otherwise transferred for, stock or other securities, rights, options, assets, notes, cash or other property, then the

Participants shall have the right thereafter to receive, upon exercise of their Options (at the same aggregate Option Price), the number of shares of stock and other securities, rights, options, assets, notes, cash and other property to which a holder of the number of shares of Common Stock into which the Option could have been exercised immediately prior to such event (without regard to any limitations on exercisability pursuant to this Plan) would have been entitled upon such transaction and the Company shall make lawful provision therefor as a part of such consolidation, merger, reclassification, reorganization, share exchange or other similar extraordinary transaction.

15.2    Change in Control

        In connection with a Change in Control, the Committee will determine to what extent, if any, the Awards shall become cancelled subject to the satisfaction of the following condition: each holder of Awards, whether or not vested and exercisable, will be given a reasonable opportunity to exercise such rights prior to the consummation of a Change in Control and participate in such Change in Control as holders of Common Stock. Without limitation on the foregoing Participant right to exercise Awards prior to the Change in Control, the Committee may, but shall not be obligated to, make provision in connection with a Change in Control for a cash payment to each holder of Awards in consideration for the cancellation of such Awards which may equal the excess, if any, of the value of the consideration to be paid in the transaction to holders of the same number of shares of Common Stock subject to such Awards (or if no consideration is paid in any such transaction, the Fair Market Value of shares of Common Stock subject to such Awards) over the aggregate Option exercise price, if any, of such Awards.

        The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

        Notwithstanding any other provision of this Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

  (a)
  any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested;

  (b)
  any restrictions and deferral limitations applicable to any Restricted Stock or Stock Units shall lapse, and such Restricted Stock or Stock Units shall become free of all restrictions and limitations and become fully vested and transferable;

  (c)
  all Performance Stock and Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Stock and Performance Units shall be immediately settled or distributed; and

  (d)
  any restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable.

15.3    No Limitations

        The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 16. AMENDMENT AND TERMINATION

16.1    Amendment, Suspension or Termination

        The Board may amend, suspend or terminate this Plan or any portion of this Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to this Plan.

        Subject to Section 16.3, the Board or the Committee may amend the terms of any outstanding Award, prospectively or retroactively; provided, however, that, to the extent that any such amendment constitutes a "repricing" under applicable law, regulation, stock exchange rule or generally accepted accounting principle, stockholder approval shall be required for such amendment.

16.2    Term of the Plan

        Unless sooner terminated as provided herein, this Plan shall terminate ten years from the date this Plan was approved by shareholders of the Company. After this Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan's terms and conditions.

16.3    Consent of Participant

        The amendment, suspension or termination of this Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under this Plan. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1    No Individual Rights

        No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

        Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Employer or limit in any way the right of the Employer to terminate a Participant's employment or other relationship at any time, with or without cause.

17.2    No Rights as a Stockholder

        Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares of Common Stock that are the subject of such Award.

17.3    Issuance of Shares

        Notwithstanding any other provision of this Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under this Plan or make any other distribution of benefits under this Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended, or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

        The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act of 1933, as amended, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, this Plan, or to continue in effect any such registrations or qualifications if made.

        As a condition to the exercise of an Option or any other receipt of shares of Common Stock pursuant to an Award under this Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares of Common Stock are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary or deemed appropriate by the Committee to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares of Common Stock may be placed on the official stock books and records of the Company, and a legend indicating that such shares of Common Stock may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares of Common Stock.

        To the extent this Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.4    Indemnification

        Each person who is or shall have been a member of the Board, the Committee, a committee appointed by the Board or Committee, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute.

        The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.5    Participants in Other Countries

        The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of any countries in which the Employer may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws and to meet the objectives of the Plan.

17.6    No Trust or Fund

        The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.7    Successors

        All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.8    Severability

        If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.9    Delaware Law to Govern

        This Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to internal conflict rules.

17.10    Law Requirements

        The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

APPENDIX I

        "Acquired Entity" means any entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary merges or combines.

        "Award" means any Option, Restricted Stock, Stock Unit, Performance Stock, Performance Unit, Cash-Based Award, Stock Appreciation Right, dividend equivalent or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

        "Board" means the Company's board of directors.

        "Cash-Based Awards" means an Award granted under Section 9.

        "Cause" shall have the meaning assigned to such term in any individual Participant's written employment arrangements with the Company or any of its Subsidiaries, and additionally, in any event shall include (or in the absence of any such written employment arrangement shall mean) (a) the commission by the Participant of a felony (or a crime involving moral turpitude); (b) theft, conversion, embezzlement or misappropriation by the Participant of funds or other assets of the Employer or any other act of fraud or dishonesty with respect to the Employer (including acceptance of any bribes or kickbacks or other acts of self-dealing); (c) intentional, negligent or unlawful misconduct by the Participant which causes harm to the Employer or exposes the Employer to a substantial risk of harm; (d) the violation by the Participant of any law regarding employment discrimination or sexual harassment; (e) the failure by the Participant to comply with any material policy generally applicable to employees of the Employer; (f) the Participant's failure to follow the reasonable directives of the Board or the Chief Executive Officer; (g) the unauthorized dissemination by the Participant of confidential information; (h) breach of any fiduciary duty owed to the Employer, including without limitation, engaging in directly competitive acts while employed by the Employer; or (i) any other material breach by the Participant of any employment or noncompete agreement.

        "Change in Control" unless the Committee determines otherwise with respect to an Award at the time the Award is granted, means the occurrence of any of the following:

  (a)
  Any "Person" (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended ("1934 Act") and used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of Section 13(d)(3)) has or acquires "Beneficial Ownership" (within the meaning of Rule 13d-3 under the 1934 Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are held or acquired by the following: (i) the Company or any of its Subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries (the persons or entities described in (i) and (ii) shall collectively be referred to as the "Excluded Group"), shall not constitute a Change in Control.

  (b)
  At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of more than fifty percent (50%) of the directors then comprising the Incumbent Board, such new director shall, for purposes of this subsection (b), be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual "Election Contest" (as described in the former Rule 14a-11 promulgated under the 1934 Act) or other actual solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest"), or

    (ii) by reason of any agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest.

  (c)
  Immediately prior to a consummation of a merger, consolidation or reorganization or similar event involving the Company, whether in a single transaction or in a series of transactions ("Business Combination"), unless, following such Business Combination:

  (i)
  the Persons with Beneficial Ownership of the Company, immediately before such Business Combination, have Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Surviving Company") in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

  (ii)
  the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than fifty percent (50%) of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

  (iii)
  no Person (other than a member of the Excluded Group or any Person who immediately prior to such Business Combination had Beneficial Ownership of thirty percent (30%) or more of the then Voting Securities) has Beneficial Ownership of thirty percent (30%) or more of the then combined voting power of the Surviving Company's then outstanding voting securities.

  (d)
  Immediately prior to the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person (other than a member of the Excluded Group) unless, immediately following such disposition, the conditions set forth in paragraph (c)(i), (ii) and (iii) above will be satisfied with respect to the entity which acquires such assets.

  (e)
  Approval by the Company's stockholders of a liquidation or dissolution of the Company or the occurrence of a liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

        "Committee" means (a) the Chief Executive Officer with respect to Awards to employees of the Employer other than executive officers or directors of the Company, (b) the Compensation Committee of the Board with respect to Awards to executive officers, and (c) the Governance Committee of the Board with respect to Awards to directors of the Company.

        "Common Stock" means the Company's class of capital stock designed as Common Stock, par value one cent ($0.01) per share, or, in the event that the outstanding shares of Common Stock are after the date this Plan is approved by the shareholders of the Company, recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

        "Disability" means disability as defined in the Company's long-term disability plan or as otherwise determined by the Committee.

        "Employer" means individually or collectively Dade Behring Holdings, Inc. or its Subsidiaries.

        "Fair Market Value" of a share of Common Stock means on a given date (a) if the principal market for the Common Stock is the NASDAQ stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the highest and lowest reported sale prices of a share of Common Stock on the date of the determination on the principal market on which the Common Stock is then listed or admitted to trading, (b) if the Common Stock is not listed on the NASDAQ stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the closing high bid and low asked prices of a share of Common Stock on the date of the determination as reported by the system then regarded as the most reliable source of such quotations, (c) if the Common Stock is listed on a domestic stock exchange or market or quoted in a domestic market or service, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices or quotations on the last previous day on which so reported or (d) if none of the foregoing clauses apply, the fair market value of a share of Common Stock as determined in good faith by the Board and stated in writing in a notice delivered to the holders of the Common Stock involved.

        "Option" means any option enabling the holder thereof to purchase a share of Common Stock from the Company granted pursuant to the provisions of this Plan.

        "Participant" means any employee, officer or director of the Employer to whom an Award is granted.

        "Performance Goal" has the meaning set forth in Section 11.1.

        "Performance Stock" means an Award granted under Section 8.1.

        "Performance Unit" means an Award granted under Section 8.2.

        "Plan" means Dade Behring 2004 Incentive Compensation Plan.

        "Award Shares" with respect to a Participant, means Common Stock issuable to such Participant with respect to an Award or upon exercise of an Award granted hereunder.

        "Restricted Stock" means an Award of shares of Common Stock granted under Section 7, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

        "Stock Appreciation Right" means an Award providing a right to stock appreciation granted under Section 10.

        "Stock Unit" means an Award granted under Section 7 denominated in units of Common Stock.

        "Subsidiary" shall mean (a) any corporation of which the outstanding equity interests having at least a majority of votes entitled to be cast in the election of the directors under ordinary circumstances shall at the time be owned, directly or indirectly, by the Company or (b) any other type of business entity of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by the Company.

        "Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Employer or with which the Employer combines.

        "Termination of Service" means a termination of employment or service relationship with the Company or a Subsidiary for any reason, whether voluntary or involuntary, including by reason of death, Disability or retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Committee, whose determination shall be conclusive and binding. Transfer of a Participant's employment or service relationship between the Company and any Subsidiary shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Subsidiary.

Getting to the Garden by Car

From the city

Follow the Kennedy Expressway
(I-90/94) west to Edens Expressway
(I-94) and U.S. Route 41. Exit at
Lake Cook Road and travel 1/2 mile east
to the Garden.

 From the north

Head south on U.S. Route 41
or I-294. Exit at Lake Cook Road
and travel east to the Garden.

 From the west

From I-90, take I-294 toward
Wisconsin. Exit at Lake Cook Road and
travel east four miles to the Garden.

 From the south (including O'Hare airport)

Take I-294 north, exit at Lake Cook Road and travel east four miles to the Garden.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES OF THE BOARD OF DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2.	Place Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

						FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS			2.	Approval of the Dade Behring 2004 Incentive Compensation Plan.	☐	☐	☐
	Nominees: 01 N. Leigh Anderson, Ph.D. 02 James G. Andress	FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐
With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors, or if no recommendation is given, in their own discretion in the best interests of Dade Behring. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this Proxy Statement that would be presented for consideration at the Annual Meeting.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other importing shareholder correspondence.
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)						I PLAN TO ATTEND THE MEETING		☐

Signature:	Signature:	Date:

Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name, by duly authorized officer stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in the partnership name by an authorized person stating such person's title and relationship to the partnership.

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Vote by Telephone or Mail
24 Hours a Day, 7 Days a Week

Telephone voting is available through 11:59 PM Eastern Time
the day prior to annual meeting day.

Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone		Mail
1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by telephone, you should NOT mail back your proxy card.

If you are located outside of the United States,
the delivery of your Proxy MUST be via MAIL

You can view the Annual Report and Proxy Statement
on the internet at www.dadebehring.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DADE BEHRING HOLDINGS, INC.

        The undersigned hereby appoints Louise S. Pearson and David G. Edelstein, and each of them with power to act without the other and with full power of substitution, as proxies, agents and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dade Behring Holdings, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 26, 2004 or any postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Dade Behring Holdings, Inc. account online.

Access your Dade Behring Holdings, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Dade Behring Holdings, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• Make address change • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

QuickLinks

TABLE OF CONTENTS
CORPORATE GOVERNANCE AND RELATED MATTERS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUMMARY COMPENSATION TABLE
ANNUAL REPORT ON FORM 10-K
Charter of the Audit Committee of the Board of Directors Dade Behring Holdings, Inc.
APPENDIX I